Exhibit 10.11

EXECUTION VERSION

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

dated as of

May 3, 2016

between

VALERITAS, INC.

as Borrower,

VALERITAS HOLDINGS, INC.,

as Guarantor,

The GUARANTORS from Time to Time Party Hereto,

and

Capital Royalty Partners II L.P., Capital Royalty Partners II - Parallel Fund “A” L.P.,

Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II – Parallel

Fund “B” (Cayman) L.P., and Capital Royalty Partners II (Cayman) L.P.

as Lenders

U.S. $50,000,000

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES AND EXHIBITS

Schedule 1	-	Commitment/Outstanding Loans
Schedule 7.05(b)	-	Certain Intellectual Property
Schedule 7.05(c)	-	Material Intellectual Property
Schedule 7.06	-	Certain Litigation
Schedule 7.12	-	Information Regarding Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness of Parent, Borrower and its Subsidiaries
Schedule 7.13(b)	-	Liens Granted by the Obligors
Schedule 7.14	-	Material Agreements of Each Obligor
Schedule 7.15	-	Permitted Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by Parent, Borrower and Subsidiaries
Schedule 7.17	-	Pension Matters
Schedule 7.19	-	Regulatory Approvals
Schedule 9.05	-	Existing Investments
Schedule 9.14	-	Permitted Sales and Leasebacks

Exhibit A	-	Form of Guarantee Assumption Agreement
Exhibit B	-	[Reserved]
Exhibit C	-	Form of Term Loan Note
Exhibit D	-	Form of U.S. Tax Compliance Certificate
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Opinion from Corporate Counsel
Exhibit G	-	Form of Landlord Consent
Exhibit H	-	Form of Subordination Agreement

-v-

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of May 3, 2016 (this “Agreement”), among VALERITAS, INC., a Delaware corporation (“Borrower”), VALERITAS HOLDINGS, INC., a Delaware corporation (“Parent”), the GUARANTORS from time to time party hereto and the Lenders from time to time party hereto.

WITNESSETH:

WHEREAS, the Borrower and the Lenders were parties to a certain Term Loan Agreement dated as of May 24, 2013 (the “Initial Term Loan Agreement”), which Initial Term Loan Agreement was subsequently amended and restated as that certain Amended and Restated Term Loan Agreement, dated as of August 5, 2014 (as so amended and restated, the “Existing Term Loan Agreement”).

WHEREAS, on April 3, 2015, the Lenders notified the Borrower that various Events of Default had occurred and were continuing under the Existing Term Loan Agreement, and declared all Obligations of the Borrower under the Existing Term Loan Agreement to be immediately due and payable.

WHEREAS, Valeritas Security became a Subsidiary Guarantor pursuant to that certain Joinder Agreement by Valeritas Security in favor of the Lenders, dated as of April 16, 2015.

WHEREAS, the Borrower, the Subsidiary Guarantors party thereto and the Lenders entered into that certain Limited Forbearance Agreement, dated as of May 18, 2015, pursuant to which the Lenders agreed to temporarily forbear from exercising certain default-related rights and remedies against the Borrower and the Subsidiary Guarantors.

WHEREAS, the Borrower currently owes to the Lenders an amount of $16,574,604.12 of interest, fees and penalties on the unpaid principal balance under the Existing Term Loan Agreement, which interest, fees and penalties the Lenders have agreed to convert on April 29, 2016, into shares of stock of the Borrower pursuant to the Conversion Agreements (as defined below).

WHEREAS, the Borrower intends to enter into a reverse merger transaction (the “Reverse Merger”) on the date hereof pursuant to which the Borrower shall become a Subsidiary of the Parent.

WHEREAS, in connection with the Reverse Merger, the Borrower and the Lenders have agreed to amend and restate the Existing Term Loan Agreement as set forth herein and to add the Parent as an Obligor hereunder.

NOW THEREFORE, accordingly, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.01 Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Agreement” means that certain Agency Agreement, dated as of the date hereof, by and among the Lenders and CRG Servicing LLC.

“Agreement” has the meaning set forth in the introduction hereto.

“Asset Sale” is defined in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale, net of any bona fide fees, costs, expenses and amounts incurred or payable in connection with such Asset Sale (including, without limitation, any Indebtedness (other than the Obligations) that is required to be discharged in connection with such Asset Sale, reasonable out-of-pocket costs and expenses incurred in connection with such Asset Sale and taxes reasonably estimated to be payable within two years of the date of the consummation of such Asset Sale), plus, the monetized amount of any non-cash proceeds of an Asset Sale but only as and when so received.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means the premises located at 800 Boston Turnpike, Shrewsbury, Massachusetts, which are leased by Borrower pursuant to the Borrower Lease.

“Borrower Landlord” means The Taming of the Shrewsbury, LLC, O’Neill Partners, LLC and Chanski, LLC as tenants in common.

“Borrower Lease” means that certain lease dated as of December 22, 2006 between the Borrower Landlord and Valeritas, LLC (predecessor to the Borrower), as amended, modified and in effect from time to time.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including without limitation a borrowing of a PIK Loan).

“Borrowing Date” means the date of any Borrowing.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Specified Equityholders, acting jointly or otherwise in concert, of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent or the Borrower or (b) the acquisition of direct or indirect Control of the Parent or the Borrower by any Person or group of Persons other than the Specified Equityholders, acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means April 29, 2016, the effective date of this Second Amended and Restated Term Loan Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the collateral provided for in the Security Documents.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time pursuant to Section 12.05(c). The aggregate Commitments under this Agreement equal $50,000,000. As of the date hereof, all Loans (other than PIK Loans) under such Commitments have been made to the Borrower and the Commitments have expired or been terminated. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commodities Account” is defined in the Security Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.01(c).

“Consent, Waiver, and Amendment Agreement” means that Consent, Waiver and Amendment Agreement dated as of June 19, 2014 among Borrower and the Lenders.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” is defined in the Security Agreement.

“Conversion Agreement” means (i) that certain Conversion Agreement for common stock, dated as of April 29, 2016, between among the Lenders and the Borrower, and (ii) that certain Conversion Agreement for preferred stock, dated as of April 29, 2016, between among the Lenders and the Borrower.

“Copyrights” is defined in the Security Agreement.

“CRPPFA” means Capital Royalty Partners II – Parallel Fund “A” L.P., a Delaware limited partnership.

“CRP (Cayman)” means Capital Royalty Partners II (Cayman) L.P., a Cayman Islands limited partnership.

“CRPPFB (Cayman)” means Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., a Cayman Islands limited partnership.

“Cure Amount” has the meaning set forth in Section 10.01(b)(ii).

“Cure Right” has the meaning set forth in Section 10.01(b)(i)(B).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.06, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” is defined in the Security Agreement.

“Disqualified Securities” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date, (b) is convertible in or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case, at any time prior to the Maturity Date, (c) contains any repurchase obligations which may come into effect prior to payment in full of all Obligations (other than Warrant Obligations, and customary contingent indemnification claims), or (d) requires the payment of cash dividends or distributions prior to the Maturity Date.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

“Event of Default” has the meaning set forth in Section 11.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Central time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” means accounts used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments, pension fund accounts, 401(k) accounts, trust accounts, the certificates of deposit referred to in Section 9.02(p), and the segregated deposit accounts referred to in Section 9.02(q).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax, (b) Other Connection Taxes, (c) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement, except in each case to the extent such Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.05, (d) any Taxes imposed in connection with FATCA, and (e) Taxes attributable to such Recipient’s failure to comply with Section 5.05(e).

“Existing Term Loan Agreement” has the meaning set forth in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“First Borrowing Date” means August 15, 2013.

“Forbearance Agreement” means that Limited Forbearance Agreement, dated as of May 18, 2015, as amended to date, among the Borrower and the Lenders.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Guarantor” hereunder in favor of the Lenders.

“Guarantors” means, collectively, the Subsidiary Guarantors and the Parent and their respective successors and permitted assigns.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement in respect of currency swaps, forwards, futures or derivatives transactions, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership or joint venture in which such Person is a general partner or a joint venturer) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyrights, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

(a) applications or registrations relating to such Intellectual Property;

(b) rights and privileges arising under applicable Laws with respect to such Intellectual Property;

(c) rights to sue for past, present or future infringements of such Intellectual Property; and

(d) rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest-Only Period” means the period from and including the First Borrowing Date and through and including the nineteenth (19th) Payment Date after the Closing Date.

“Interest Period” means, with respect to any Borrowing, initially, the period commencing on the Borrowing Date therefor and ending on the next Payment Date, and thereafter, each period beginning on the last day of the immediately preceding Interest Period and ending on March 31, June 30, September 30 and December 31, as the case may be; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next preceding Business Day and (ii) the term “Interest Period” shall include any period selected by the Majority Lenders from time to time in accordance with Section 3.02(c).

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Knowledge” means, with respect to the Borrower, any Obligor or any of their Subsidiaries, the actual knowledge of the Chief Executive Officer, the President and Chief Commercial Officer, the Chief Financial Officer, the Controller, the Executive Vice President (Manufacturing, Operations and R&D), and the Vice President (Human Resources) of the Borrower. Furthermore, “Knowledge” shall be deemed to be the actual knowledge of any such Person (and not the implied, constructive or imputed knowledge of any such Person) as of the applicable times expressly indicated, and without any obligation to make any independent investigation of, or any implied duty to investigate, such matters, or to make any inquiry of any other Person, or to search or to examine any files, records books, correspondence and the like. There shall be no personal liability on the part of any individual referred to above arising out of the Loan Documents.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means Capital Royalty Partners II L.P., CRPPFA, PIOP, CRP (Cayman) and CRPPFB (Cayman), together with their successors and each assignee of a Lender pursuant to Section 12.05(b) and “Lender” means any one of them.

“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest, leases, title retention agreements, mortgages, restrictions, easements, rights-of-way, options or adverse claims (of ownership or possession) or encumbrances of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan” means (i) each loan advanced by a Lender pursuant to Section 2.01 and (ii) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, on or prior to such date of determination.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, each Warrant, any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors, the Valeritas Security Side Letter, the Agency Agreement and any other present or future agreement executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.

“Management Gross Revenue” means for any period, revenues arrived at during such period by multiplying the wholesale acquisition cost per kit paid by the relevant customer by the number of Product commercial kits sold in a bona fide transaction and consistent with past practices.

“Management Net Revenue” means for any period, Management Gross Revenue during such period less each of the following deductions during such period:

1. Service fees, which are recorded based on the customer that purchased the Product;

2. Prompt pay discounts or rebates, which are recorded based on the customer that purchased the Product;

3. Returns, which are based on industry norms, estimated at 1.5% of Management Gross Revenue; unless the Borrower’s actual history of returns is materially higher than 1.5%, in which case such higher amount shall be used;

4. Managed care mix discount or rebate, which is based on the estimated end user payor mix and related contractual rebates;

5. Part D mix discount or rebate, which is based on the estimated end user payor mix and related contractual rebates; and

6. Actual costs associated with copay card redemptions plus estimated projected redemption costs based on Product sold to customers but not yet in the hands of the end user (patient).

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, financial condition, operations, performance or Property of Parent, Borrower and their Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Lenders under any of the Loan Documents. “Material Adverse Change” and “Material Adverse Effect” shall not include any change or effect relating generally to national or regional economic conditions, financial markets, and/or the industry in which the Borrower engages in business, except that any such change or effect may constitute, and shall be taken into account in determining whether there has been or would be, a Material Adverse Change or Material Adverse Effect if such changes or effects have, in any material respect, a disproportionate impact on Parent, Borrower and their Subsidiaries, taken as a whole, relative to other companies in the industry in which Parent, Borrower and their Subsidiaries operate.

“Material Agreements” means (i) the agreements which are listed in Schedule 7.14 and (ii) all other agreements held by the Obligors from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect, provided however that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee. “Material Agreement” means any one such agreement. If, at any time following May 24. 2013, any agreement set forth on Schedule 7.14 ceases to constitute an agreement of the type described in clause (ii) above, such agreement shall, at such time, no longer constitute a “Material Agreement”.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor the outstanding principal amount of which, individually or in the aggregate, exceeds $1,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(c) and any other Obligor Intellectual Property after May 24, 2013 the loss of which would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) the twentieth (20th) Payment Date following the Closing Date, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Note” means a promissory note executed and delivered by the Borrower to the Lenders in accordance with Section 2.04 or 3.02(d).

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is the Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including reasonable and documented fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

“Obligors” means, collectively, the Borrower and the Guarantors and their respective successors and permitted assigns.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05(g)).

“Parent” has the meaning set forth in the introduction hereto.

“Parent Security Agreement Joinder Agreement” means the Security Agreement Joinder Agreement, dated as of the date hereof, among the Parent and the Lenders, joining the Parent as a Grantor under the Security Agreement.

“Patents” is defined in the Security Agreement.

“Payment Date” means each of March 31, June 30, September 30, December 31 and the Maturity Date; provided that, other than with respect to the Payment Date that is the Maturity Date, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (ii) time deposits or insured certificates of deposit or bankers’ acceptances having maturities of not more than two (2) years from the date of acquisition maintained with any commercial bank organized under the laws of the United States of America that is a member of the Federal Reserve System, (iii) commercial paper maturing no more than one (1) year after its creation and having the highest or second highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. and (iv) Investments in money market investment programs administered by reputable financial institutions, the portfolios of which are limited solely to Investments of the character, quality and maturity described in the foregoing clauses (i) through (iii).

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Lien” means any Lien permitted under Section 9.02.

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals and replacements of such Indebtedness; provided that such extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness except by an amount equal to accrued interest and a reasonable premium or other amount paid, and fees and expenses reasonably incurred in connection therewith, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to the Parent, Borrower and their Subsidiaries or the Lenders than the terms of any agreement or instrument governing such existing Indebtedness, (iii) shall have an applicable interest rate which does not exceed the greater of (a) rate of interest of the Indebtedness being replaced and (b) the then applicable market interest rate, and (iv) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.

“Permitted Restrictive Agreements” has the meaning set forth in Section 7.15.

“Permitted Senior Liens” means those Liens permitted under Sections 9.02(e) and (i).

“Permitted Shareholder Debt” means all Indebtedness evidenced by that (i) certain Amended and Restated Note dated as of May 3, 2016 by the Borrower as maker and WCAS Capital Partners IV, L.P. (or any Affiliate or transferee thereof), as holder, or (ii) any additional notes issued by the Borrower as maker to WCAS Capital Partners IV, L.P. (or any Affiliate or transferee thereof), as holder, in each case as amended, amended and restated, supplemented or modified; provided that such Indebtedness shall be at all times subject to the terms and conditions of a Subordination Agreement, substantially in the form attached hereto as Exhibit H, among the Lenders and the holders of such Note; provided further that in the case of any additional notes issued by the Borrower as described in clause (ii) above, such notes shall be on substantially the same terms as that certain Amended and Restated Note dated as of May 3, 2016 by the Borrower as maker and WCAS Capital Partners IV, L.P. (or any Affiliate or transferee thereof), as holder.

“Permitted Subordinated Debt” means the Permitted Shareholder Debt in an aggregate outstanding principal amount not to exceed $37,500,000 (plus interest paid-in-kind thereon) at any time.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PIK Loan” has the meaning set forth in Section 3.02(d).

“PIK Period” means the period beginning on the First Borrowing Date through and including the nineteenth (19th) Payment Date after the Closing Date.

“PIOP” means Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Rate” has the meaning set forth in Section 3.02(b).

“Product” means V-Go® and EZ Fill (and their respective successors), in a form substantially similar to that approved by the U.S. Food and Drug Administration in December 2010.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any

Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means the Landlord Consent and any collateral access agreements and security documents, including mortgages but excluding deeds of trust, required under Section 8.16 to be executed or delivered by an Obligor; provided that Real Property Security Documents shall not include any mortgages with respect to any leasehold interest in real property.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 12.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means the President, Chief Executive Officer, Chief Financial Officer or Treasurer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent, Borrower or any of their Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Parent, Borrower or any of their Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of the Parent, Borrower or any of their Subsidiaries.

“Revenue” means for any period, Management Net Revenue during such period that is recognized at the time the Product sold (in a bona fide transaction) to, and legal title transfers to, the Borrower’s customers, third-party wholesalers and medical supply distributors, consistent with past practices and consistently applied.

“Reverse Merger” has the meaning set forth in the recitals hereto.

“SBA” means U.S. Small Business Administration.

“SBIC” means Small Business Investment Company.

“SBIC Act” means Small Business Investment Act of 1958, as amended.

“Security Agreement” means the Security Agreement, dated as of May 24, 2013, among the Obligors and the Lenders, granting a security interest in the Obligors’ personal Property in favor of the Lenders.

“Security Documents” means, collectively, the Security Agreement, the Parent Security Agreement Joinder Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Lenders.

“Securities Account” is defined in the Security Agreement.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements entered into by one or more Obligors in favor of the Lenders, each in form and substance reasonably satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person would not be unable to obtain a letter from its auditors that did not contain a going concern qualification.

“Specified Equityholders” means WCAS Valeritas Holdings, LLC, WCAS XI Co- Investors, LLC, WCAS Capital Partners IV, L.P., WCAS Management Corporation, their respective Affiliates and any other holders of the Borrower’s Series C Preferred Stock, as determined as of May 24, 2013.

“Specified Licensing Arrangements” means any exclusive licensing arrangement (i) with respect to the sale of the Product to end-users outside the United States only or (ii) with respect to any products developed, manufactured or sold that is not in connection with the treatment of diabetes.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party and the Borrowing (and the use of the proceeds of the Loans).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“Valeritas Security” means Valeritas Security Corporation, a Delaware corporation.

“Valeritas Security Side Letter” means the side letter dated as of May 24, 2013 among the Borrower, Valeritas Security and the Lenders.

“Warrant” means each warrant to purchase capital stock of Borrower, issued by Borrower to the Lenders in connection with the transactions contemplated by the Existing Term Loan Agreement.

“Warrant Obligations” means, with respect to any Obligor, all Obligations arising out of, under or in connection with, any Warrant.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

1.02 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, permitted by the Loan Documents.

1.04 Changes to GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a) the Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders within 30 days of such change;

(b) either the Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until the Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d) if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

1.05 Amendment and Restatement and Continuing Security.

(a) As stated in the recitals hereof, this Agreement amends, restates and supersedes the Existing Term Loan Agreement, without novation. Upon the Closing Date, all references in any Loan Document and all other agreements, documents and instruments delivered by the Borrower, any Subsidiary Guarantor, any of the Lenders or any other Person to (i) the Existing Term Loan Agreement shall be deemed to refer to this Agreement (except where the context otherwise requires) and (ii) a “Lender” or the “Control Agent” shall mean such terms as defined in this Agreement. Upon the date hereof, all references in any Loan Document and all other agreements, documents and instruments delivered by the Parent to (i) the Existing Term Loan Agreement shall be deemed to refer to this Agreement (except where the context otherwise requires) and (ii) a “Lender” or the “Control Agent” shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Closing Date, all of the terms and conditions set forth in the Existing Term Loan Agreement shall be of no further force and effect; it being understood that all obligations of each Obligor under the Existing Term Loan Agreement shall be governed by this Second Amended and Restated Term Loan Agreement from and after the Closing Date.

(b) The parties hereto acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Term Loan Agreement which remain unpaid and outstanding as of the Closing Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents.

(c) Borrower hereby ratifies, affirms and acknowledges all of its obligations in respect of the Existing Term Loan Agreement, as amended and restated hereby, and the related documents and agreements delivered by it thereunder.

(d) It is the intention of each of the parties hereto that the Existing Term Loan Agreement be amended and restated by the provisions hereof so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Term Loan Agreement and that all indebtedness and obligations of the Obligors hereunder shall be secured by the Security Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Term Loan Agreement provided that the foregoing shall not affect the amendment and addition of new obligations effected by this Agreement after the date hereof. Borrower hereby confirms that the validity, effect and enforceability of all Collateral and the guarantee of the Obligations by any Subsidiary Guarantors shall remain unaffected by this amendment and restatement. The parties agree that the Obligations secured by the Collateral and the guarantee of any Subsidiary Guarantors shall include the obligations under or in connection with this amendment and restatement (including any term loans).

SECTION 2

THE LOANS

2.01 Loans. Each Lender has severally, on and subject to the terms and conditions of this Agreement, made a term loan of $50,000,000 in aggregate principal amount to the Borrower on the First Borrowing Date in accordance with such Lender’s Proportionate Share of such Loan. Amounts of Loans repaid may not be reborrowed. As of the date hereof, all Commitments of the Lenders have expired or been terminated. If within 100 days of the Closing Date (a) a petition under the Bankruptcy Code is filed by or against the Borrower, or (b) the Borrower enters into an assignment for the benefit of creditors, the principal amount of the Loans shall be deemed to have increased by the full amount of interest and fees converted pursuant to the Conversion Agreements.

2.02 [Reserved].

2.03 [Reserved].

2.04 Notes. If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”). The Borrower shall prepare, execute and deliver to the Lenders such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered assigns) and in the form attached hereto as Exhibit C. Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.05 Use of Proceeds. The Borrower shall use the proceeds of the Loans for general working capital and corporate purposes and to pay fees, costs and expenses incurred in connection with the Transactions; provided that the Lenders shall have no responsibility as to the use of any proceeds of Loans in the amount made by PIOP. No portion of any proceeds of Loans in the amount made by PIOP (i) will be used to acquire realty or to discharge an obligation relating to the prior acquisition of realty; (ii) will be used outside of the United States (except to pay for services to be rendered outside the United States and to acquire from abroad inventory, material and equipment or property rights for use or sale in the United States, unless prohibited by Part 107.720 of the United States Code of Federal Regulations); or (iii) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Part 107.720 of Title 13 of the United States Code of Federal Regulations. The Borrower will use the proceeds of the Loans in the amount made by PIOP for only those purposes specified in the SBA Form 1031 provided to the Lenders.

2.06 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.07 Substitution of Lenders.

(a) Substitution Right. In the event that any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), either (x) the Borrower may pay in full such Affected Lender with respect to all Obligations owing to such Affected Lender or (y) such Affected Lender may be substituted by any willing Lender or Affiliate of any Lender or transferee (in each case, a “Substitute Lender”); provided that any substitution of a Non-Consenting Lender shall occur only with the reasonable consent of Majority Lenders.

(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, the Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender and (ii) in the case of a substitution, an Assignment and Acceptance whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents.

(c) Effectiveness. Upon satisfaction of the conditions set forth in Section 2.07(a) and (b), the Control Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender pursuant to Section 2.07(b)(i), such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that (1) the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments and (2) a Non-Consenting Lender shall be permitted to retain any Warrants issued to such Non-Consenting Lender, (B) such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Acceptance to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Acceptance shall not render such sale and purchase (or the corresponding assignment) invalid.

SECTION 3

PAYMENTS OF PRINCIPAL AND INTEREST

3.01 Repayment.

(a) Repayment. During the Interest-Only Period, no payments of principal of the Loans shall be due. Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans on the Maturity Date.

(b) Application. Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) in the inverse order of maturity. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations (other than Warrant Obligations), shall be due and payable on the Maturity Date.

3.02 Interest.

(a) Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the date hereof and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 11.00%.

(b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the interest payable pursuant to Section 3.02(a) shall increase automatically by 4.00% per annum (such aggregate increased rate, the “Post-Default Rate”). Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Post-Default Rate, it shall be paid entirely in cash. If any Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Post-Default Rate).

(c) Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on the last day of each Interest Period in cash, and upon the payment or prepayment thereof (on the principal amount so paid or prepaid); provided that interest payable at the Post-Default Rate shall be payable from time to time on demand.

(d) Paid In-Kind Interest. Notwithstanding Section 3.02(a), at any time during the PIK Period as of the date hereof, the Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.02 as follows: (i) only 8.00% of the 11.00% per annum interest in cash and (ii) 3.00% of the 11.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans on the last day of each Interest Period (the amount of any such compounded interest being a “PIK Loan”); provided that, on or prior to the eighth (8th) Payment Date following the Closing Date, Borrower may elect to pay such interest on the outstanding principal amount of the Loans entirely in the form of PIK Loans. If requested by any Lender, each PIK Loan shall be evidenced by a Note delivered pursuant to Section 2.04 for the applicable Borrowing in respect thereof. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

3.03 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right optionally to prepay the outstanding principal amount of the Loans in whole or in part on any Payment Date (a “Redemption Date”) for an amount equal to the aggregate principal amount of the Loans being prepaid plus any accrued but unpaid interest and any fees which are due and owing (such aggregate amount, the “Redemption Price”).

(b) Mandatory Prepayments.

(i) Asset Sales. In the event of any contemplated Asset Sale not permitted under Section 9.09, the Borrower shall provide 10 days’ prior written notice of such Asset Sale to the Lenders and, if within such notice period Majority Lenders advise the Borrower that a prepayment is required pursuant to this Section 3.03(b)(i), the Borrower shall: (x) if the assets sold represent substantially all of the assets or revenues of the Borrower, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for Revenue generated by such lines of business exceeding 10% of the Revenue of the Borrower in the immediately preceding year (in each case, other than with respect to Asset Sales in connection with or pursuant to Specified Licensing Arrangements), prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale in accordance with Section 3.03(a), and (y) in the case of all other Asset Sales (including, without limitation, all Asset Sales in connection with or pursuant to Specified Licensing Arrangements) not permitted by Section 9.09 and not described in the foregoing clause (x), prepay the Loans in an amount equal to the lesser of (a) the outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale in accordance with Section 3.03(a) and (b) the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees which are due and owing, credited in the following order:

(A) first, in reduction of the Borrower’s obligation to pay any unpaid interest and any fees which are due and owing;

(B) second, in reduction of the Borrower’s obligation to pay any Claims or Losses referred to in Section 12.03;

(C) third, in reduction of the Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D) fourth, in reduction of any other Obligation; and

(E) fifth, to the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.

(ii) Change of Control. In the event of a Change of Control, the Borrower shall immediately provide notice of such Change of Control to the Lenders and, if within 10 days of receipt of such notice Majority Lenders notify the Borrower in writing that a prepayment is required pursuant to this Section 3.03(b)(ii), the Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control in accordance with Section 3.03(a).

SECTION 4

PAYMENTS, ETC.

4.01 Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by the Majority Lenders by notice to the Borrower, not later than 4:00 p.m. (Central time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c) Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02 Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.03 Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (Central time) on the date one Business Day prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

4.04 Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliate to or for the credit or the account of the

Borrower against any and all of the Obligations (other than Warrant Obligations), whether or not the Lenders shall have made any demand and although such obligations may be unmatured. The Lenders agree promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

SECTION 5

YIELD PROTECTION, ETC.

5.01 Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than (i) Indemnified Taxes and (ii) Taxes described in clause (c) or (d) of the definition of “Excluded Taxes”), then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. The Lenders will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

(d) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5, regardless of the date enacted, adopted or issued.

5.02 Reserved.

5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).

5.04 Reserved.

5.05 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5, the Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d) Indemnification. The Borrower shall reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. Federal withholding Taxes, such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.05(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) any Foreign Lender shall deliver to the Borrower any forms and information necessary to establish that the Foreign Lender is not subject to withholding tax under FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.05(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.05(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.05(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.05, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.05, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 6

CONDITIONS PRECEDENT

6.01 Conditions to Amendment and Restatement. The effectiveness of the amendment and restatement of the Existing Term Loan Agreement is subject to the following conditions precedent:

(a) Reverse Merger. The documentation for the Reverse Merger and all related filings and registrations with any Governmental Authority shall have been in agreed form for completion of the Reverse Merger.

(b) Conversion of Accrued Fees and Interest. All interest (other than default interest) accrued to the date hereof by the Borrower under the Existing Term Loan Agreement shall have been converted into and exchanged for the Borrower’s Series AB preferred stock at a per share conversion price of $1.25. All default interest, fees and prepayment penalties accrued to the date hereof by the Borrower under the Existing Term Loan Agreement shall have been converted into and exchanged for the Borrower’s common stock at a per share conversion price of $1.25.

(c) Payment of Fees. Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Agreement, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of this Agreement.

(d) Updated Lien Searches. Lenders shall be reasonably satisfied with updated Lien searches provided by the Borrower or its counsel to the Lenders in respect of each Obligor.

(e) Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Lenders:

(i) Agreement. This Agreement duly executed and delivered by the Borrower and each of the other parties hereto.

(ii) Security Documents.

(A) The Parent Security Agreement Joinder Agreement, duly executed and delivered by the Parent;

(B) Each Security Document previously delivered by the applicable Obligor shall remain in full force and effect;

(C) UCC-1 financing statements against each Obligor in its jurisdiction of formation or incorporation, as the case may be, shall have been filed or, with respect to the Parent, be in ready form for filing;

(D) Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral (including account control agreements and any capital stock certificates and undated stock powers executed in blank) shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iii) Notes. Any Notes requested in accordance with Section 2.04.

(iv) Corporate Documents. Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(v) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(vi) Officer’s Certificate. A certificate, dated the date hereof and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in Section 6.01(f).

(vii) Opinions of Counsel. A favorable opinion, dated the date hereof, of counsel to each Obligor reasonably satisfactory to the Lenders and their counsel substantially in the form of Exhibit F.

(viii) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 8.05 and the designation of the Lenders as the loss payees or additional named insured, as the case may be, thereunder.

(ix) Stock Certificate and Stock Power. All original stock certificates of stock evidencing the Parent’s ownership interest in the Borrower, accompanied by stock powers undated and endorsed in blank shall be in agreed form for delivery to the Lenders promptly following the Reverse Merger.

(x) Valeritas Security Side Letter. The Valeritas Security Side Letter shall have been terminated and superseded by this Agreement.

(xi) Forbearance Agreement. The Forbearance Agreement shall have been terminated.

(xii) Conversion Documents. The documents necessary for the conversion to Series AB preferred stock and common stock of the Borrower of the outstanding fees and interest described in Section 6.01(b), duly executed and delivered by the Borrower and each of the other parties thereto.

(xiii) Agency Agreement. The Lenders shall have received a duly executed copy of that certain Agency Agreement, dated as of the date hereof, by and among the Lenders and CRG Servicing LLC.

(xiv) Subordination Agreement. The Lenders shall have received a duly executed copy of that certain Second Amended and Restated Subordination Agreement, dated as of the date hereof, by and among the Lenders and WCAS Capital Partners IV, L.P.

(f) No Default; Representations and Warranties. Both immediately prior to the amendment and restatement of the Existing Term Loan Agreement and after giving effect thereto and to the intended use thereof:

(i) no Default other than the Designated Defaults (as defined in the Forbearance Agreement) shall have occurred and be continuing; and

(ii) the representations and warranties made by the Borrower in Section 7 shall be true on and as of the date hereof in all material respects (taking into account any changes made to the schedules updated in accordance with Section 7.21 or attached to the Parent Security Agreement Joinder Agreement), except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.

6.02 Acknowledgements

The parties hereto acknowledge and agree that the initial Borrowing of $50,000,000 occurred on August 15, 2013, being the First Borrowing Date, and that the conditions precedent to the second and third term Borrowings contained in the Initial Term Loan Agreement were not satisfied, and therefore, no Lender has any Commitment to fund the second and third term Borrowings thereunder. As of the date hereof, the Lenders’ Commitments have either expired or been terminated.

SECTION 7

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

7.01 Power and Authority. Each of the Parent, Borrower and their Subsidiaries (a) is a duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder.

7.02 Authorization; Enforceability. The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03 Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Parent, Borrower and their Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not, in any material respect, violate or result in a default under any indenture, material agreement or other material instrument binding upon Parent, Borrower and their Subsidiaries or assets, or give rise to a right thereunder to require any material payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of Parent, Borrower and their Subsidiaries.

7.04 Financial Statements; Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent, Borrower and their Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements previously-delivered statements of the type described in Section 8.01(b). Neither the Parent, Borrower nor any of their Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements that are required to be disclosed therein under GAAP.

(b) No Material Adverse Change. Since December 31, 2012, there has been no Material Adverse Change other than as has been described in the Forbearance Agreement.

7.05 Properties.

(a) Property Generally. Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. The Obligors represent and warrant to the Lenders as of the date hereof as follows, and the Obligors acknowledge that the Lenders are relying on such representations and warranties in entering into this Agreement:

(i) Schedule 7.05(b) contains:

(A) a complete and accurate list of all applied for or registered Patents, including the jurisdiction and patent number;

(B) a complete and accurate list of all applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date; and

(C) a complete and accurate list of all applied for or registered Copyrights;

(ii) Each Obligor is the absolute beneficial owner of all right, title and interest in and to Material Intellectual Property listed on Schedule 7.05(c) as owned by such Obligor with good and marketable title, free and clear of any Liens of any kind whatsoever other than Permitted Liens. Without limiting the foregoing, and except as set forth in Schedule 7.05(b):

(A) other than with respect to the Material Agreements, or as permitted by Section 9.09 below, the Obligors have not transferred ownership of Material Intellectual Property listed on Schedule 7.05(c) as owned by such Obligors, in whole or in part, to any other Person who is not an Obligor;

(B) other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09 below, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), or other agreements or arrangements relating to Borrower’s Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors in any manner that would reasonably be expected to have a Material Adverse Effect;

(C) the use of any of the Obligor Intellectual Property in the business of the Borrower as currently conducted or as currently contemplated to be conducted, to the Borrower’s Knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;

(D) except as listed on Schedule 7.05(b), there are no pending or, to Borrower’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to the Obligor Intellectual Property owned by or exclusively licensed to Obligors, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect; the Obligors have not received any written notice from any Person that the Borrower’s business, the use of the Obligor Intellectual Property in the business of the Borrower as currently conducted, or the manufacture, use or sale of any product or the performance of any service by the Borrower infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person;

(E) except as listed on Schedule 7.05(b), the Obligors have no Knowledge that the Obligor Intellectual Property owned by or exclusively licensed to Obligors is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of the Obligors. Without limiting the foregoing, the Obligors have not put any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Material Intellectual Property owned by or exclusively licensed to Obligors; the Obligors have not initiated the enforcement of any Claim with respect to any of the Obligor Intellectual Property owned by or exclusively licensed to Obligors;

(F) all relevant current and former employees and contractors of Borrower have executed written confidentiality and invention assignment Contracts with Borrower that irrevocably assign to Borrower or its designee all of their rights to any Inventions relating to Borrower’s business that are conceived or reduced to practice by such employees within the scope of their employment or by such contractors within the scope of their contractual relationship with Borrower, to the extent permitted by applicable law;

(G) to the Knowledge of the Obligors, the Obligor Intellectual Property is all the valid Intellectual Property necessary for the operation of the Borrower’s business as it is currently conducted or as currently contemplated to be conducted, except for such Intellectual Property the absence of which would not reasonably be expected to have a Material Adverse Effect;

(H) the Obligors have taken commercially reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets and confidential information, except as would not reasonably be expected to have a Material Adverse Effect.

(I) each Obligor has delivered to the Lenders accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property;

(J) there are no pending or, to the Knowledge of any of the Obligors, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements, except as would not reasonably be expected to have a Material Adverse Effect;

(iii) With respect to the Material Intellectual Property owned by or for which prosecution is controlled by Obligors consisting of Patents, except as set forth in Schedule 7.05(b), and without limiting the representations and warranties in Section 7.05(b)(ii):

(A) each of the issued claims in such Patents, to Borrower’s Knowledge, is valid and enforceable;

(B) the inventors claimed in such Patents have executed written Contracts with the Borrower or its predecessor-in-interest that properly and irrevocably assigns to Borrower or predecessor-in-interest all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;

(C) none of the Patents, or the Inventions claimed in them, have been dedicated to the public except as a result of intentional decisions made by the applicable Obligor;

(D) to Borrower’s Knowledge, all prior art material to such Patents was disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation;

(E) subsequent to the issuance of such Patents, neither the Borrower nor any Guarantor or their predecessors in interest, have filed any disclaimer or filed any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(F) no allowable or allowed subject matter of such Patents, to Borrower’s Knowledge, is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, re-examination or opposition proceedings, nor are the Obligors aware of any basis for any such interference, re-examination or opposition proceedings;

(G) no such Patents, to Borrower’s Knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable Patent Office recorded with respect to any Patents, the Obligors have not received any written notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;

(H) the Obligors have not received an opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed;

(I) the Obligors have no Knowledge that they or any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and

(J) all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.

(c) Material Intellectual Property. Schedule 7.05(c) contains an accurate list of the Obligor Intellectual Property that is material to the Borrower’s business with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.

7.06 No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or, to the Borrower’s Knowledge, threatened with respect to the Parent, Borrower or their Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. The operations and Property of Parent, Borrower and their Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(c) Labor Matters. The Borrower has not engaged in unfair labor practices and there are no material labor actions or disputes, pending or ongoing, involving the employees of the Borrower that would reasonably be expected to have a Material Adverse Effect.

7.07 Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

7.08 Taxes. Each of the Obligors has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP and in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.09 Full Disclosure. The Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is subject, and all other matters to their Knowledge, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder, in each case, taken as a whole (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or, to the Borrower’s Knowledge, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and it being understood that such projected financial information and forward looking information are not to be viewed as facts, that actual results during the period or periods covered thereby may materially differ from the projected results.

7.10 Regulation.

(a) Investment Company Act. Neither Parent, Borrower nor any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. Neither Parent, Borrower nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11 Solvency. Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12 Subsidiaries. Schedule 7.12 is a complete and correct list of all Subsidiaries of the Parent and Borrower as of the date hereof, each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.

7.13 Indebtedness and Liens. Schedule 7.13(a) is a complete and correct list of all Material Indebtedness of each Obligor outstanding as of the date hereof. Schedule 7.13(b) is a complete and correct list of all Liens granted by the Borrower and other Obligors to secure the payment or performance of Material Indebtedness with respect to their respective Property and outstanding as of the date hereof.

7.14 Material Agreements. Schedule 7.14 is a complete and correct list of (i) each Material Agreement existing on the date hereof and (ii) each agreement creating or evidencing any Material Indebtedness. No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness. Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.

7.15 Restrictive Agreements. None of the Obligors is subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.11, except for any indenture, agreement, instrument or other arrangement described on Schedule 7.15 or otherwise permitted under Section 9.11 (each, a “Permitted Restrictive Agreement”).

7.16 Real Property.

(a) Generally. Neither Parent, Borrower nor any of their Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16.

(b) Borrower Lease.

(i) Borrower has delivered a true, accurate and complete copy of the Borrower Lease to Lenders.

(ii) The Borrower Lease is in full force and effect and no default has occurred under the Borrower Lease that would reasonably be expected to have a Material Adverse Effect and, to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, would reasonably be expected to result in a default under the terms of the Borrower Lease that would reasonably be expected to have a Material Adverse Effect.

(iii) Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease except for Permitted Liens.

7.17 Pension Matters. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law and (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and to the Borrower’s Knowledge, no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage to fall below 60%. As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18 Collateral; Security Interest. Each Security Document is effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest will be perfected to the extent required by (and has the priority required by) the applicable Security Document subject to the taking of the actions described in such Security Documents. The Security Documents collectively are effective to create in favor of the Lenders a legal, valid and enforceable security interest in all of the Borrower’s and the Guarantors’ assets, which security interests are first-priority except for Permitted Senior Liens.

7.19 Regulatory Approvals. Except as listed on Schedule 7.19, Parent, Borrower and their Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all material Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Parent, Borrower and their Subsidiaries to conduct their operations and business in the manner currently conducted.

7.20 Small Business Concern. The Borrower’s primary business activity does not involve, directly or indirectly, making loans to others, the purchase or discounting of debt obligations, factoring or long term leasing of equipment with no provision for maintenance or repair, and the Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. Borrower acknowledges that it has been advised that PIOP is a Small Business Investment Company and licensee under the SBIC Act. The information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652, and Form 1031 is accurate and complete. The Borrower acknowledges that the Lenders are relying on the representations and warranties made by the Borrower to the SBA in the SBA Form 480 provided to the Lenders.

7.21 Update of Schedules. Schedules 7.05(b) (in respect of the lists of Patents, Copyrights and Trademarks under Section 7.05(b)(i) only), 7.05(c), 7.06, 7.12, 7.13(a) and (b), 7.14, 7.16, 7.17 and 7.19 may be updated by Borrower prior to each Borrowing Date to insure the continued accuracy of such Schedule as of such Borrowing Date, by Borrower providing to the Lenders, in writing (including via electronic means), a revised version of such Schedule in accordance with the provisions of Section 12.02. Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.

SECTION 8

AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash:

8.01 Financial Statements and Other Information. The Borrower will furnish to the Lenders:

(a) as soon as available and in any event within 5 days following the date the Parent or the Borrower files Form 10-Q with the SEC, the consolidated balance sheets of the Obligors as of the end of such quarter, and the related consolidated statements of income, shareholders’ equity and cash flows of Parent, Borrower and their Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present the financial condition of Parent, Borrower and their Subsidiaries as at such date and the results of operations of Parent, Borrower and their Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b) as soon as available and in any event within 5 days following the date the Parent or the Borrower files Form 10-K with the SEC, the consolidated balance sheets of Parent, Borrower and their Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows of Parent, Borrower and their Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, accompanied by a report and opinion thereon of KPMG LLP or another firm of independent certified public accountants of recognized national standing acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit;

(c) together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”), which Compliance Certificate shall include details of any issues that are material that are raised by auditors and evidence reasonably satisfactory to the Majority Lenders of compliance with Section 10;

(d) (i) promptly upon receipt thereof copies of all letters of representation signed by an Obligor to its auditors and (ii) copies of all auditor reports delivered for each fiscal year delivered no more frequently than annually;

(e) as soon as available but in any event within 45 days following the end of each fiscal year, a consolidated financial forecast for Parent, Borrower and their Subsidiaries for the following five fiscal years, including forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of Parent, Borrower and their Subsidiaries;

(f) promptly after the same are released, copies of all press releases;

(g) promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor except where such investigation, possible investigation or inquiry would not reasonably be expected to have a Material Adverse Effect;

(h) the information regarding insurance maintained by Parent, Borrower and their Subsidiaries as required under Section 8.05; and

(i) within 5 days of filing, provide access (via posting and/or links on the Parent’s or the Borrower’s website) to all reports on Form 10-K and Form 10-Q filed with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange; and within 5 days of filing, provide notice and access (via posting and/or links on the Parent’s or the Borrower’s website) to all reports on Form 8-K filed with the SEC, and copies of (or access to, via posting and/or links on the Parent’s or the Borrower’s website) all other reports, proxy statements and other materials filed by the Parent or the Borrower with the SEC, any Governmental Authority succeeding to any of the functions of the SEC or with any national securities exchange.

Documents required to be delivered pursuant to Section 8.01(a) or (b) or referred to in Section 8.01(h) (to the extent any such documents are included in materials otherwise filed with the

SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower posts such documents, or provides a link thereto on the Parent’s or the Borrower’s website; (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender has access (whether a commercial, third party website or whether sponsored by the Lenders); or (iii) on which the Parent or the Borrower provides notice of filing of such documents with the SEC by electronic mail message to the Lenders in accordance with Section 12.02.

8.02 Notices of Material Events. The Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a) the occurrence of any Default;

(b) notice of the occurrence of any event with respect to its property or assets resulting in a Loss aggregating $500,000 (or the Equivalent Amount in other currencies) or more;

(c) except where a Material Adverse Effect would not reasonably be expected to result in connection therewith, (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Borrower’s Knowledge, threatened against or affecting Parent, Borrower or any of their Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d) the assertion of any environmental matter by any Person against, or with respect to the activities of, Parent, Borrower or any of their Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which would reasonably be expected to have a Material Adverse Effect;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent, Borrower or any of their Affiliates that would reasonably be expected to result in a Material Adverse Effect, including, in any event, any filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent, Borrower or any of their Affiliates;

(f) except where a Material Adverse Effect would not reasonably be expected to result in connection therewith, (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g) (i) the termination of any Material Agreement; (ii) the receipt by Parent, Borrower or any of their Subsidiaries of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) any material amendment to a Material Agreement;

(h) the reports and notices as required by the Security Documents;

(i) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(j) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(k) a licensing agreement or arrangement entered into by Parent, Borrower or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person;

(l) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(m) concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any Intellectual Property by Parent, Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable; or

(n) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8.03 Existence; Conduct of Business. Parent and Borrower will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and except where failure would not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03 or Section 9.09.

Without obtaining the prior written approval of PIOP, Borrower will not change within one (1) year after the first Borrowing Date, Borrower’s business activity to a business activity to which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act, as more specifically set forth under Part 107.720 of Title 13 of the United States Code of Federal Regulations. If Borrower’s business activity changes to such a prohibited business activity or the proceeds are used for ineligible business activities, Borrower will use all commercially reasonable efforts and cooperate in good faith to assist PIOP to sell or transfer its Proportionate Share of the Loans in a commercially reasonable manner; provided that in no way shall this be considered PIOP’s sole remedy if Borrower’s business activity changes to such a prohibited business activity.

8.04 Payment of Obligations. Parent and Borrower will, and will cause each of their Subsidiaries to, pay its material obligations, as and when due and payable after giving effect to any grace periods applicable thereto, but subject to any subordination provisions contained in any instrument or agreement evidencing such obligations, including (i) all material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, all lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon any properties or assets of Parent, Borrower or any Subsidiary not constituting a Permitted Lien, except to the extent such material taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien. Parent and Borrower will, and will cause each of their Subsidiaries to discharge all Indebtedness other than Permitted Indebtedness.

8.05 Insurance. Parent and Borrower will, and will cause each of their Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of the Majority Lenders, Borrower shall furnish the Lenders from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Borrower also shall furnish to the Lenders from time to time upon the request of the Majority Lenders a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this Section 8.05. The Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to the Borrower without at least 30 days’ prior written notice to the Borrower and the Lenders. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Lenders to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower.

8.06 Books and Records; Inspection Rights. Parent and Borrower will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Parent and Borrower will, and will cause each of their Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing); provided that such representative shall use its commercially reasonable efforts to minimize disruptions to the business and affairs of the Borrower as a result of any such visit, inspection, examination or discussion.

8.07 Compliance with Laws and Other Obligations. Parent and Borrower will, and will cause each of their Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8.08 Maintenance of Properties, Etc.

(a) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, Parent and Borrower shall, and shall cause each of their Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

(b) Without limiting the generality of clause (a) above, Borrower shall comply with each of the following covenants with respect to the Borrower Lease:

(i) Borrower shall diligently perform and timely observe all of the terms, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided and do everything necessary to preserve and to keep unimpaired and in full force and effect the Borrower Lease except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii) Borrower shall promptly notify Lenders of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower thereunder that would allow the Borrower Landlord to terminate the Borrower Lease, and promptly deliver to Lenders a true copy of each such notice. If Borrower shall be in default under the Borrower Lease that would allow the Borrower Landlord to terminate the Borrower Lease, to the extent the Borrower fails to do so within thirty (30) days, following written notice to the Borrower, Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied and otherwise exercise any and all rights of Borrower under the Borrower Lease, as may be necessary to prevent or cure any default and Lenders shall have the right to enter all or any portion of the Property, at such times and in such manner as Lenders reasonably deem necessary, to prevent or to cure any such default. Without limiting the foregoing, to the extent Lenders desire to cure such default or defaults as provided above, Borrower shall promptly execute, acknowledge and deliver to Lenders such instruments as may reasonably be required of Borrower to permit Lenders to cure any default under the Borrower Lease or permit Lenders to take such other action required to enable Lenders to cure or remedy the matter in default and preserve the security interest of Lenders under the Loan Documents with respect to the Borrower Facility.

(iii) Borrower shall use commercially reasonable efforts to enforce, in a commercially reasonable manner, each covenant or obligation of the Borrower Landlord in the Borrower Lease in accordance with its terms. Subject to the terms and requirements of the Borrower Lease, within sixty (60) days after receipt of written request by Lenders, Borrower shall use commercially reasonable efforts to obtain from the Borrower Landlord under the Borrower Lease and furnish to Lenders an estoppel certificate from Borrower Landlord stating the date through which rent has been paid and whether or not, to Borrower Landlord’s knowledge, there are any defaults thereunder and specifying the nature of such claimed defaults, if any, and such other matters as Lenders may reasonably request or in the form required pursuant to the terms of the Borrower Lease. Borrower shall furnish to Lenders all information that Lenders may reasonably request from time to time in the possession of Borrower (or reasonably available to Borrower) concerning the Borrower Lease and Borrower’s compliance with the Borrower Lease.

(iv) Borrower, promptly upon obtaining Knowledge that Borrower Landlord has failed to perform the material terms and provisions under the Borrower Lease and immediately upon learning of a rejection or disaffirmance or purported rejection or disaffirmance of the Borrower Lease pursuant to any state or federal bankruptcy law, shall notify Lenders thereof. Borrower shall promptly notify Lenders of any request to which it has Knowledge that any party to the Borrower Lease makes for arbitration or other dispute resolution procedure pursuant to the Borrower Lease and of the institution of any such arbitration or dispute resolution. Borrower hereby authorizes Lenders to attend any such arbitration or dispute, and upon the occurrence and during the continuance of an Event of Default participate in any such arbitration or dispute resolution but such participation shall not be to the exclusion of Borrower; provided, however, that, in any case, Borrower shall consult with Lenders with respect to the matters related thereto. Borrower shall promptly deliver to Lenders a copy of the determination of each such arbitration or dispute resolution mechanism.

(v) Borrower shall promptly, after obtaining Knowledge of such filing notify Lenders orally of any filing by or against Borrower Landlord under the Borrower Lease of a petition under the Bankruptcy Code or other applicable law. Borrower shall thereafter promptly give written notice of such filing to Lenders, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lenders any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

8.09 Licenses. Parent and Borrower shall, and shall cause each of their Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.10 Action under Environmental Laws. Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, Parent and Borrower shall, and shall cause each of their Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11 Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.12 Certain Obligations Respecting Subsidiaries and Parent; Further Assurances.

(a) Subsidiary Guarantors. Subject to the relevant limitations and terms contained in the Security Documents, Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries of Borrower, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing but subject to the relevant limitations and terms contained in the Security Documents, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), Borrower and its Subsidiaries will:

(i) cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Liens permitted under Section 9.02(c)) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii) cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate action, incumbency of officers and other documents (other than legal opinions of counsel to the Obligors) as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have requested.

(b) Foreign Subsidiaries. Subject to the following sentence, in the event that, at any time, Foreign Subsidiaries have, in the aggregate, (i) total revenues constituting 5% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis, or (ii) total assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time) the Borrower shall cause one or more of such Foreign Subsidiaries to become Subsidiary Guarantors and to have their Equity Interests pledged, each in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (i) and (ii) above. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a Subsidiary Guarantor, grant a lien on any of its assets in favor of the Lenders, or shall have its Equity Interests pledged to secure the Obligations, to the extent that becoming a Subsidiary Guarantor, granting a lien on any of its assets in favor of the Lenders or providing such pledge would result in adverse tax consequences for Borrower and its Subsidiaries, taken as a whole; provided that, if a Foreign Subsidiary is precluded from becoming a Subsidiary Guarantor or having all of its Equity Interests pledged as a result of such adverse tax consequences, to the extent that such Foreign Subsidiary is a “first tier” Foreign Subsidiary, Borrower shall pledge (or cause to be pledged) 65% of the total number of the Equity Interests of such Foreign Subsidiary to the Lenders to secure the Obligations.

(c) Further Assurances. Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Majority Lenders to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, the Borrower will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens in substantially all of the personal property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant limitations and terms contained in the Security Documents, Section 7.18 and Section 8.15.

(d) Parent. Subject to the relevant limitations and terms contained in the Security Documents, Parent shall take such action from time to time as shall be necessary to ensure that Parent is a “ Guarantor” hereunder, and will:

(i) become a “Grantor” under the Security Agreement, pursuant to the Parent Security Agreement Joinder Agreement;

(ii) take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Liens permitted under Section 9.02(c)) Liens on substantially all of the personal property of Parent as collateral security for the obligations of Parent hereunder; and

(iii) deliver such proof of corporate action, incumbency of officers and other documents (other than legal opinions of counsel to the Obligors) as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have requested.

8.13 Termination of Non-Permitted Liens. In the event that Parent, Borrower or any of their Subsidiaries shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of Parent, Borrower or any of their Subsidiaries, which Lien is not a Permitted Lien, the Parent and the Borrower shall use their best efforts to promptly terminate or cause the termination of such Lien.

8.14 Intellectual Property.

(a) Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, the Lenders are not assuming any liability or obligation of the Borrower, the Guarantors or their Subsidiaries of whatever nature, whether presently in existence or arising or asserted hereafter, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Guarantors or their Subsidiaries in the event that the Lenders foreclose on such Collateral. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Obligors, the Guarantors and/or their Affiliates as the case may be, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Guarantors or their Affiliates in the event that the Lenders foreclose on such Collateral. Without limiting the foregoing, the Lenders are not assuming and shall not be responsible for any liabilities or Claims of the Borrower, the Guarantors or their Affiliates, whether present or future, absolute or contingent and whether or not relating to the Obligors, the Obligor Intellectual Property, and/or the Material Agreements, and the Borrower shall indemnify and save harmless the Lenders from and against all such liabilities, Claims and Liens, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Guarantors or their Affiliates in the event that the Lenders foreclose on such Collateral. Without limiting the foregoing, this Agreement shall not constitute an agreement to assign any Contracts of, or Obligor Intellectual Property to, the Lenders, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Guarantors or their Affiliates in the event that the Lenders foreclose on such Collateral.

(b) In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral hereunder, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

(c) Borrower shall use commercially reasonable efforts to execute and deliver to the Lenders such duly executed Intellectual Property security agreements, following the Majority Lenders’ request therefor, with respect to foreign Intellectual Property, and take such other action as the Lenders may reasonably request to duly record or otherwise perfect the security interest created thereunder in that portion of the Collateral consisting of Intellectual Property located outside the United States.

8.15 Post-Closing Items.

(a) Borrower shall, with respect to the location leased by the Borrower pursuant to the Borrower Lease, use commercially reasonable efforts to deliver to the Lenders the Landlord Consent from the Borrower Landlord for such property, in form and substance reasonably satisfactory to the Lenders. Borrower shall not keep any Collateral with a fair market value in excess of $1,000,000 in the aggregate in any location (other than the location subject to the Borrower Lease) not subject to a Real Property Security Document.

(b) Not later than 5 days following the date hereof, Borrower and Guarantors shall execute and deliver to the Lenders fully executed control agreements, in form and substance reasonably acceptable to Majority Lenders, as may be required to perfect the security interest created under the Security Agreement in all Deposit Accounts, Securities Accounts and Commodity Accounts (as each such term is defined in the Security Agreement) (other than Excluded Accounts) owned by the Obligors in the United States.

8.16 Real Property Security Documents. Parent and Borrower shall promptly from time to time upon the request of the Majority Lenders, use commercially reasonable efforts to, subject to the receipt of any necessary landlord consents, execute and deliver such Real Property Security Documents with respect to each real Property owned or leased (as tenant) by Parent, Borrower and other Guarantors in the United States.

SECTION 9

NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash:

9.01 Indebtedness. Parent and Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth on Schedule 7.13(a) and Permitted Refinancings thereof;

(c) [reserved];

(d) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or its Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(e) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any Guarantor in the ordinary course of business;

(f) Indebtedness (i) of Borrower to any Guarantor and (ii) of any Guarantor to Borrower or any other Guarantor;

(g) Guarantees by Borrower of Indebtedness of any Guarantor and by any Guarantor of Indebtedness of Borrower or any other Guarantor, in each case, to the extent such Indebtedness is permitted by this Section 9.01;

(h) normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(g), does not exceed $1,000,000 (or the Equivalent Amount in other currencies) at any time;

(i) Permitted Subordinated Debt;

(j) [reserved];

(k) [reserved];

(l) Indebtedness approved in advance in writing by the Majority Lenders;

(m) other Indebtedness in an aggregate outstanding amount not to exceed $500,000 at any time;

(n) Investments permitted by Section 9.05; and

(o) any and all premiums, interest, fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses in this Section 9.01.

9.02 Liens. Parent and Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens securing the Obligations;

(b) any Lien on any property or asset of Parent, Borrower or any of their Subsidiaries existing on the date hereof and set forth in Schedule 7.13(b); provided that (i) the scope of the collateral to which such Lien applies shall not be expanded and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) [reserved];

(d) [reserved];

(e) Liens securing Indebtedness permitted under Section 9.01(h); provided that such Liens are restricted solely to the collateral described in Section 9.01(h);

(f) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, shippers’, landlords’, warehousemen’s, materialmen’s, and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(g) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(h) deposits to secure the performance of bids, trade contracts, governmental contracts and leases, surety, stay, customs, bid and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(j) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(k) with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(l) Bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(m) with respect to Patents, Trademarks, Copyrights or other Intellectual Property, licenses and sublicenses permitted by Section 9.09;

(n) [reserved];

(o) Liens arising from precautionary UCC financing statement filings regarding leases and consignment arrangements entered into in the ordinary course of business;

(p) (i) that certain certificate of deposit in an aggregate amount not to exceed $50,000 plus all interest accruing thereon maintained with Bank of America, N.A. (and any successor certificate of deposit or account) to secure the Borrower’s obligations to customs authorities and (ii) that certificate of deposit in an aggregate amount not to exceed $500,000 plus all interest accruing thereon maintained with American Express TRS (and any successor certificate of deposit or account) to secure obligations in connection with the corporate charge card program maintained with American Express; and

(q) [reserved]

provided that, no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (p) (other than clauses (i) and (m)) shall apply to any Material Intellectual Property.

9.03 Fundamental Changes and Acquisitions. Parent and Borrower will not, and will not permit any of their Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person. Notwithstanding the foregoing provisions of this Section 9.03:

(a) Borrower and its Subsidiaries may make Investments permitted under Section 9.05;

(b) any Subsidiary Guarantor may be merged, amalgamated or consolidated with or into Borrower or any other Subsidiary Guarantor;

(c) (i) Borrower or any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to Borrower or another Subsidiary Guarantor; and

(d) the capital stock of any Subsidiary Guarantor may be sold, transferred or otherwise disposed of to Borrower or another Subsidiary Guarantor; and

(e) Borrower may enter into the Reverse Merger pursuant to which the Borrower shall become a Subsidiary of the Parent.

9.04 Lines of Business. Parent and Borrower will not, and will not permit any of their Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Parent, Borrower or any Subsidiary or a business reasonably related thereto.

9.05 Investments. Parent and Borrower will not, and will not permit any of their Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05;

(b) operating deposit accounts with banks;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d) Permitted Cash Equivalent Investments;

(e) Investments by Borrower and the Subsidiary Guarantors in Borrower’s wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries);

(f) Bona fide Hedging Agreements and hedging arrangements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency risks (and not for speculative purposes);

(g) security deposits with utilities and other like Persons made in the ordinary course of business;

(h) employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $1,000,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j) [reserved]; and

(k) Investments permitted pursuant to Section 9.03.

9.06 Restricted Payments. Parent and Borrower will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any Obligor may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in Equity Interests that are not Disqualified Securities;

(b) [reserved];

(c) for the payment of dividends by any Subsidiary of an Obligor to any Obligor;

(d) the Borrower may make Restricted Payments to purchase, redeem or otherwise acquire Equity Interests of Borrower held by officers, directors and employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Borrower so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, during any fiscal year, in an amount, when combined with repurchases of Equity Interests permitted under Section 9.06(e), not to exceed $300,000;

(e) repurchases of Equity Interests deemed to occur upon “cashless” exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants plus any amount necessary to pay taxes due and payable in connection therewith, during any fiscal year, in an amount, when combined with purchases, redemptions or acquisitions of Equity Interests permitted under Section 9.06(d), not to exceed $300,000;

(f) transactions which are stock for stock exchanges and other like non-cash transactions which constitute merger consideration in connection with mergers permitted under Section 9.03; and

(g) [reserved].

9.07 Payments of Indebtedness. Parent and Borrower will not, and will not permit any of their Subsidiaries to, make any payments in respect of any Indebtedness other than (i) the Obligations and (ii) subject to any applicable terms of subordination, other Permitted Indebtedness; provided that Parent and Borrower will not, and will not permit any of their Subsidiaries to acquire, repurchase, buy out, retire or prepay in whole or in part any of its outstanding Permitted Subordinated Debt.

9.08 Change in Fiscal Year. Parent and Borrower will not, and will not permit any of their Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to the Borrower’s.

9.09 Sales of Assets, Issuances of Equity, Etc. Unless the Borrower simultaneously makes the prepayment required under Section 3.03(b)(i), the Parent and the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license in any manner, transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions, or issue any additional Equity Interests to Persons who are not holders of Equity Interests in such Person on the date hereof (any thereof, an “Asset Sale”), except for any of the following:

(a) transfers of cash in the ordinary course of its business for equivalent value;

(b) sales of inventory in the ordinary course of its business on ordinary business terms;

(c) development and other collaborative arrangements where such arrangements provide for the licenses or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business and consistent with general market practices where such license requires periodic payments based on per unit sales of a product over a period of time and provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance; provided, that, such arrangements shall require the prior written consent of the Lenders;

(d) transfers of Property by any Obligor to any other Obligor;

(e) dispositions of any Property that is damaged, obsolete or worn out or no longer used or useful in the Business;

(f) issuances of Equity Interests in Borrower;

(g) those transactions permitted by Section 9.03 and 9.06 and Asset Sales consisting of leases and licenses permitted by Section 9.02;

(h) the unwinding of any Hedging Agreement permitted by Section 9.05 pursuant to its terms;

(i) other Asset Sales with a fair market value not in excess of $500,000 in the aggregate.

Lenders acknowledge and agree that the carveout in Section 9.09(e) permits Borrower to make decisions in the ordinary course of business regarding the registration of any of its Intellectual Property, including without limitation, any decisions regarding application, prosecution, abandonment, or cancellation of any such Intellectual Property, without the consent of any Lender.

9.10 Transactions with Affiliates. Parent and Borrower will not, and will not permit any of their Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for any of the following:

(a) transactions between or among Obligors;

(b) [reserved];

(c) [reserved];

(d) [reserved];

(e) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business;

(f) [reserved];

(g) issuances of Equity Interests in Borrower; and

(h) operating leases permitted under Section 9.13(b)(ii).

9.11 Restrictive Agreements. Except for Permitted Restrictive Agreements, Parent and Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent, Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Parent, Borrower or any other Subsidiary or to Guarantee Indebtedness of Parent, Borrower or any other Subsidiary; provided that:

(i) the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement and (y) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

(ii) the foregoing clause (a) shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Permitted Indebtedness if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases, in-bound licenses of Intellectual Property and other contracts restricting the assignment thereof.

9.12 Amendments to Material Agreements. Parent and Borrower will not, and will not permit any of their Subsidiaries to, enter into any amendment to or modification of any Material Agreement or terminate any Material Agreement (unless replaced with another agreement that, viewed as a whole, is on better terms for Parent, Borrower or such Subsidiary or unless such amendment or modification would not be materially adverse to the Lenders) without in each case the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).

9.13 Preservation of Borrower Lease; Operating Leases.

(a) Notwithstanding any provision of this Agreement to the contrary, Borrower shall not:

(i) Surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend, the Borrower Lease, nor transfer, sell, assign, convey, dispose of, mortgage, pledge, hypothecate, assign or encumber any of its interest in, the Borrower Lease;

(ii) Consent to, cause, agree to, or permit to occur any subordination, or consent to the subordination of, the Borrower Lease to any mortgage, deed of trust or other lien encumbering (or that may in the future encumber) the interest of Borrower Landlord in the Borrower Facility;

(iii) Waive, excuse, condone or in any way release or discharge Borrower Landlord of or from its material obligations, covenants and/or conditions under the Borrower Lease; or

(iv) Elect to treat the Borrower Lease as terminated or rejected under subsection 365 of the Bankruptcy Code or other applicable Law. Any such election made without Majority Lenders’ prior written consent shall be void. If, pursuant to subsection 365 of the Bankruptcy Code or other applicable law, Borrower seeks to offset, against the rent reserved in the Borrower Lease, the amount of any damages caused by the nonperformance by Borrower Landlord of any of its obligations thereunder after the rejection by Borrower Landlord of the Borrower Lease under the Bankruptcy Code or other applicable Law, then Borrower shall not effect any offset of any amounts objected to by Lenders.

(b) Parent and Borrower will not, and will not permit any of their Subsidiaries to, make any expenditures in respect of operating leases, except for:

(i) real estate operating leases;

(ii) operating leases between any Obligor and any of its wholly-owned Subsidiaries or between any of the Obligor’s wholly-owned Subsidiaries;

(iii) to the extent constituting operating leases, leases in respect of computer and information technology equipment that are now or may hereafter used by the Obligors and their sales representatives in the ordinary course of business; provided that the aggregate payments made by Borrower and its Subsidiaries in connection with such leases shall not exceed $2,000,000 (or the Equivalent Amount in other currencies) in any fiscal year and the value of the leased equipment shall not exceed an average of $10,000 per sales representatives using such equipment on an aggregated basis; and

(iv) operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $2,000,000 (or the Equivalent Amount in other currencies) in any fiscal year.

9.14 Sales and Leasebacks. Except as disclosed on Schedule 9.14, Parent and Borrower will not, and will not permit any of their Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Parent, Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Parent, Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15 Hazardous Material. Parent and Borrower will not, and will not permit any of their Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Change.

9.16 Accounting Changes. Parent and Borrower will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

9.18 Investment Company Act. Parent and Borrower will, and will cause each of their Subsidiaries, not to engage in any activities that will result in Parent, Borrower or such Subsidiary becoming an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

9.19 Parent. Parent shall not acquire, own, form, or have any interest whatsoever in any direct Subsidiary other than Borrower.

9.20 Subsidiaries. None of Parent, Borrower or any Subsidiary Guarantor shall have any Subsidiaries that are not also Subsidiary Guarantors.

SECTION 10

FINANCIAL COVENANTS

10.01 Minimum Cash.

Parent, Borrower and Subsidiaries shall maintain, at all times, a minimum end of day daily balance of cash and Permitted Cash Equivalent Investments of at least $5,000,000.

SECTION 11

EVENTS OF DEFAULT

11.01 Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Parent, Borrower or any of their Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03 (with respect to Parent or the Borrower’s existence), 8.11, 8.12 (other than clause (c) therein), 8.14, 9 or 10 or the Borrower;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in Section 11.01(a), (b) or (d)) and such failure shall continue unremedied for a period of 20 or more days;

(f) Parent, Borrower or any of their Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g) (i) any material breach of, or “event of default” or similar event caused by any Obligor under, any Material Agreement occurs, (ii) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(h) any Obligor:

(i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or in Section 11.01(i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i) any petition is filed, application made or other proceeding instituted against or in respect of Parent, Borrower or any Subsidiary:

(i) seeking to adjudicate it an insolvent;

(ii) seeking a receiving order against it;

(iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; and the case of each of Section 11.01(i)(i)-(iv), such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of thirty (30) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Parent, Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Parent, Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k) one or more judgments for the payment of money shall be rendered against any Obligor or any combination thereof in an aggregate amount in excess of $250,000 (or the Equivalent Amount in other currencies) and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l) a Material Adverse Change shall have occurred;

(m) (i) any Lien created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason be terminated or cease to be in full force and effect, or (iii) the enforceability of any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall be contested by any Obligor;

(n) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products in the entire United States and more than forty-five (45) consecutive calendar days shall have elapsed since such injunction without such injunction having been stayed, discharged, overturned or vacated.

11.02 Remedies. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, Majority Lenders may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor, and in case of any Event of Default described in Section 11.01(h), (i) or (j), the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12

MISCELLANEOUS

12.01 No Waiver. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.02 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication). Notwithstanding anything to the contrary in this Agreement, notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Control Agent and the Control Agent shall promptly deliver such notices, documents, certificates and other deliverables to the other Lenders.

12.03 Expenses, Indemnification, Etc.

(a) Expenses. Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable out of pocket costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of Morrison & Foerster LLP, special counsel to the Lenders, and any sales, goods and services or other similar taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that the Borrower shall not be required to pay or reimburse any amounts pursuant to Section 12.03(a)(i)(x) in excess of $300,000; provided further that, so long as the conditions precedent in Section 6.01 shall have been satisfied or waived in accordance with the terms thereof, then such fees shall be fully credited from the fees paid by the Borrower pursuant to Section 2.03 on the Closing Date.

(b) Indemnification. Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims or Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Parent, Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, waived, modified or supplemented only by an instrument in writing signed by the Borrower and the Lenders; provided that any consent, approval, (including without limitation any approval of or authorization for any amendment, waiver, modification or supplement to any of the Loan Documents), instruction or other expression of the Lenders under any of the Loan Documents may be obtained by an instrument in writing signed in one or more counterparts by Majority Lenders; provided however, that the consent of all of the Lenders shall be required to:

(i) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;

(ii) amend the provisions of Section 6;

(iii) amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof; or

(iv) amend this Section 12.04.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

12.05 Successors and Assigns.

(a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder to an assignee in accordance with the provisions of Section 12.05(b), (ii) by way of participation in accordance with the provisions of Section 12.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any of the Lenders may at any time assign to one or more transferees all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it) following written notice to the Borrower. Subject to the recording thereof by the Lenders pursuant to Sections 12.05(c) and 12.05(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lenders under this Agreement, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 12.03.

(c) Amendments to Loan Documents. To the extent that the Lender that is the Control Agent has made an assignment pursuant to Section 12.05(b) or to the extent necessary to reflect new Commitments on Schedule 1, each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 12.05.

(d) Register. The Lenders, acting solely for this purpose as agents of Borrower, shall maintain at one of its offices, which shall be the office of the Control Agent, a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 12.05(f), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Certain Pledges. The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

12.06 Survival. Sections 5.01, 5.03, 5.05, 6.01(g)(iv), 12.03, 12.05, 12.09, 12.10, 12.11, 12.12, 12.13, 12.14 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Loans and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Loans, herein or pursuant hereto shall survive the making of such representation and warranty.

12.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.09 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

12.10 Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 12.10(a) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

12.11 Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.12 Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

12.13 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.14 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

12.15 No Fiduciary Relationship. Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower are solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

12.16 Confidentiality. The Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Non-Disclosure Agreement (defined below)) in accordance with the terms of that certain non-disclosure agreement dated March 1, 2013 among Borrower and Capital Royalty, L.P. (the “Non-Disclosure Agreement”). Each new Lender that becomes party to this Agreement and each Participant hereby agrees to be bound by the terms of the Non-Disclosure Agreement.

12.17 USA PATRIOT Act. The Lenders hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

12.18 Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum

Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

12.19 Certain Waivers.

(a) Real Property Security Waivers.

(i) Each Obligor acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents. Lenders may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Each Obligor agrees that Lenders may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of any Obligor under the Loan Documents, except to the extent Lenders realize payment by such action or proceeding. No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of Lenders’ rights to proceed in any other form of action or against any Obligor or any other Person, or diminish the liability of any Obligor, or affect the right of Lenders to proceed against any Obligor for any deficiency, except to the extent Lenders realize payment by such action, notwithstanding the effect of such action upon any Obligor’s rights of subrogation, reimbursement or indemnity, if any, against Obligor or any other Person.

(ii) To the extent permitted under applicable law, each Obligor hereby waives any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(iii) To the extent permitted under applicable law, each Obligor hereby waives all rights and defenses that such Obligor may have because the Obligations are or may be secured by real property. This means, among other things:

(A) Lenders may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor;

(B) If Lenders foreclose on any real property collateral pledged by any Obligor:

(1) The amount of the Loans may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2) Lenders may collect from each Obligor even if Lenders, by foreclosing on the real property collateral, have destroyed any right that such Obligor may have to collect from any other Obligor.

(3) To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(iv) To the extent permitted under applicable law, each Obligor waives all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(b) Waiver of Marshaling. WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY OBLIGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED.

12.20 Acknowledgment of Appointment of Agent. The Borrower acknowledges that the Lenders have appointed CRG Servicing LLC, a Delaware limited liability company, an Affiliate of the Lenders, as their agent for administrative and collateral matters in respect of this Agreement and to constitute their Control Agent and Secured Party Representative for purposes of the Loan Documents.

SECTION 13

GUARANTEE

13.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02 Obligations Unconditional. The obligations of the Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03 Reinstatement. The obligations of the Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations (other than the Warrant Obligations) and the expiration and termination of the Commitment of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

13.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07 Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

13.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

13.10 Collateral and Guaranty Matters. Each of the Lenders (including the Control Agent) agree:

(a) to release any Lien on any property granted to or held by the Control Agent or any Lender under any Loan Document (i) upon the payment in full in cash of all Obligations and the termination or expiration of all Commitments or (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document;

(b) to release any Subsidiary Guarantor from its obligations under Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by any Lender or the Control Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.02(e) solely to the extent the Liens of any Lender or the Control Agent being subordinated encumber the specific assets financed by such Lien holder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

VALERITAS, INC.

By
Name: John Timberlake
Title: Chief Executive Officer

Address for Notices:
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
Attn:	John Timberlake, Chief Executive Officer
Tel.:	(908) 927-9920
Fax:	(908) 927-9927
Email:	jtimberlake@valeritas.com

With a copy to:

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540-6241
Attn: Steven M. Cohen
Main: (609) 919-6604
Facsimile: (609) 919-6701
Email: steven.cohen@morganlewis.com

[Signature Page to Term Loan Agreement]

GUARANTORS:

VALERITAS HOLDINGS, INC.

By
	Name:	John Timberlake
	Title:	Chief Executive Officer

Address for Notices:
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
Attn:	John Timberlake, Chief Executive Officer
Tel.:	(908) 927-9920
Fax:	(908) 927-9927
Email:	jtimberlake@valeritas.com

With a copy to:
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540-6241
Attn: Steven M. Cohen
Main: (609) 919-6604
Facsimile: (609) 919-6701
Email: steven.cohen@morganlewis.com

VALERITAS SECURITY CORPORATION

By
	Name:	John Timberlake
	Title:	President

Address for Notices:
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
Attn:	John Timberlake, President
Tel.:	(908) 927-9920
Fax:	(908) 927-9927
Email:	jtimberlake@valeritas.com

With a copy to:
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540-6241
Attn: Steven M. Cohen
Main: (609) 919-6604
Facsimile: (609) 919-6701
Email: steven.cohen@morganlewis.com

[Signature Page to Term Loan Agreement]

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II– PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II– PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II– PARALLEL FUND “A” GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

[Signature Page to Term Loan Agreement]

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By

	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:
	Name:	Nicole Nesson

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:
Name:	Nicole Nesson

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Term Loan Agreement]

Schedule 1

to Term Loan Agreement

COMMITMENT/OUTSTANDING LOANS

Lender	Commitment/Outstanding Loans	Proportionate Share
Capital Royalty Partners II L.P.	$5,450,000	10.9%
Capital Royalty Partners II – Parallel Fund “A” L.P.	$6,150,000	12.3%
Parallel Investment Opportunities Partners II L.P.	$10,000,000	20%
Capital Royalty Partners II (Cayman) L.P.	$1,950,000	3.9%
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P.	$26,450,000	52.9%

TOTAL	$50,000,000	100%

Schedule 7.05(b)

to Term Loan Agreement

CERTAIN INTELLECTUAL PROPERTY

PATENTS AND PATENT APPLICATIONS

Valeritas Security Corporation Patents and Patent Applications: None

Valeritas, Inc. Patents and Patent Applications:

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-002	US	Injection Devices			60/112,805	18-Dec-98	expired
VALT-002-101	US	Injection Devices	60/112,805	18-Dec-98	09/465,573	17-Dec-99	granted	US 6,406,455 B1	18-Jun-02
VALT-002-102	US	Injection Devices	60/112,805	18-Dec-98	10/175,541	18-Jun-02	granted	US 6,960,184	1-Nov-05
VALT-002-103	US	Injection Devices	60/112,805	18-Dec-98	11/063,500	22-Feb-05	granted	US 7,740,607	14-Jul-05
VALT-002-WO1	WO	Injection Devices	60/112,805	18-Dec-98	PCT/US99/30172	17-Dec-99	expired
VALT-002-EP1	EP	Injection Devices	60/112,805 & PCT/US99/30172	18-Dec-98 18-Dec-99	99968496.2	17-Dec-99	granted/validated	1144031	26-Oct-05
VALT-002-DE1	DE	Injection Devices	60/112,805 & PCT/US99/30172	18-Dec-98 18-Dec-99	69928012.5	17-Dec-99	lapsed	1144031	26-Oct-05
VALT-003-101	US	Electroactive Pore	60/120,879	18-Feb-99	09/507,317	18-Feb-00	granted	US 6,314,317 B1	6-Nov-01

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-003-102	US	Electroactive Pore	60/120,879	18-Feb-99	09/878,573	11-Jun-01	granted	US 6.490.483 B2	3-Dec-02
VALT-003-103	US	Electroactive Pore	60/120,879	18-Feb-99	10/306,767	26-Nov-02	granted	US 7,187,969 B2	6-Mar-07
VALT-003-104	US	Electroactive Pore	60/120,879	18-Feb-99	11/714,079	05-Mar-07	abandoned
VALT-003-WO1	WO	Electroactive Pore	60/120,879	18-Feb-99	PCT/US00/04273	18-Feb-00	expired
VALT-003-JP1	JP	Electroactive Pore	60/120,879 & PCT/US00/04273	18-Feb-99 18-Feb-00	2000-599456	18-Feb-00	abandoned
VALT-003-IL1	IL	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	144948	18-Feb-00	abandoned	144948	29-May-11
VALT-003-HK1	WO	Electroactive Pore	60/120,879 PCT/US00/04273 00914640.8	18-Feb-99 18-Feb-00 18-Feb-00	02102212.6	18-Feb-00	abandoned
VALT-003-EP1	EP	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	00914640.8	18-Feb-00	granted	1161277	11-Oct-06
VALT-003-DE1	DE	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	00914640.8	18-Feb-00	validated	1161277	11-Oct-06
VALT-003-GB1	GB	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	00194640.8	18-Feb-00	validated	1161277	11-Oct-06

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-003-CA1	CA	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	2,362,814	18-Feb-00	abandoned
VALT-003-AU1	AU	Electroactive Pore	60/120,879 PCT/US00/04273	18-Feb-99 18-Feb-00	36003/00	18-Feb-00	granted	767510	26-Feb-04
VALT-004-001	US	Needless Injection Syringe			60/174,876	7-Jan-00	expired
VALT-004-101	US	Needless Injection Syringe	60/174,876	7-Jan-00	09/755,906	5-Jan-01	granted	US 6,616,627 B2	9-Sep-03
VALT-004-102	US	Needleless injection Syringe	60/174,876	7-Jan-00	10/658,116	8-Sep-03	granted	US 7,806,867	5-Oct-10
VALT-004-WO1	WO	Needleless injection Syringe	60/174,876	7-Jan-00	PCT/US01/00346	4-Jan-01	expired
VALT-004-EP1	EP	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	1908589.3	4-Jan-01	validated/granted	1296730	16-Mar-11
VALT-004-DE1	DE	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	1908589.3	4-Jan-01	lapsed	60144229.6-08	16-Mar-11
VALT-004-FR1	FR	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	1908589.3	4-Jan-01	lapsed	1296730	16-Mar-11
VALT-004-GB1	GB	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	1908589.3	4-Jan-01	lapsed	1296730	16-Mar-11

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-004-IE1	IE	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	1908589.3	4-Jan-01	lapsed	1296730	16-Mar-11
VALT-004-CA1	CA	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	2,396,569	4-Jan-01	lapsed	2,396,569	23-Mar-10
VALT-004-AU1	AU	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	3644101	4-Jan-01	lapsed	783680	9-Mar-06
VALT-004-AU2	AU	Needleless injection Syringe	60/174,876 PCT/USO1/00346	7-Jan-00 4-Jan-01	2006200790	4-Jan-01	lapsed	2006200790	30-Oct-08
VALT-007-001	US	Injection Systems			60/250,537	30-Nov-00	expired
VALT-007-101	US	Injection Systems	60/250,410 60/250,425 60/250,537 60/250,573	30-Nov-00	10/001,002	14-Nov-02	granted	US 7,931,614	26-Apr-11
VALT-007-102	US	Injection Systems	same as above	same as above	09/999,549	30-Nov-01	abandoned
VALT-007-103	US	Injection Systems	same as above	same as above	10/007,061	30-Nov-01	granted	US 7,150,409	19-Dec-06
VALT-007-104	US	Injection Systems	same as above	same as above	13/053,024	21-Mar-11	granted	US 8,500,681	06-Aug-2013
VALT-007-WO1	WO	Injection Systems	same as above	same as above	PCT/US01/46029	30-Nov-01	expired

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-007-KR1	KR	Injection Systems	same as above & PCT/US01/46029	30-Nov-00 30-Nov-01	2003-7007279	30-Nov-01	abandoned
VALT-007-JP1	JP	Injection Systems	same as above	same as above	2002-552611	30-Nov-01	lapsed	4434583	8-Jan-10
VALT-007-JP2	JP	Injection Systems	same as above	same as above	2008-116059	30-Nov-01	abandoned
VALT-007-JP3	JP	Injection Systems	same as above	same as above	2009-188071	30-Nov-01	abandoned
VALT-007-JP4	JP	Injection Systems	same as above	same as above	2012-207418	30-Nov-01	granted	5525020	18-Apr-2014
VALT-007-EP1	EP	Injection Systems	same as above	same as above	01994145.9	30-Nov-01	published
VALT-007-CA1	CA	Injection Systems	same as above	same as above	2,430,499	30-Nov-01	granted	2,430,499	22-May-12
VALT-007-AU1	AU	Injection Systems	same as above	same as above	2002246572	30-Nov-01	abandoned
VALT-007-AU2	AU	Injection Systems	same as above	same as above	2007202665	30-Nov-01	lapsed	2007202665	3-Jun-10
VALT-013	US	Sensor System			60/250,295	30-Nov-00	expired
VALT-020	US	Injection Devices			60/250,410	30-Nov-00	expired

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-021	US	Fluid Delivery Systems and Methods			60/250,413	30-Nov-00	expired
VALT-019	US	Injector Safety Lock			60/250,425	30-Nov-00	expired
VALT-008	US	Injection Devices			60/250,573	30-Nov-00	expired
VALT-011-001	US	Fluid Delivery and Measurement Systems and Methods			60/250,538	30-Nov-00	expired
VALT-017	US	Fluid Delivery Device			60/250,403	30-Nov-00	expired
VALT-016	US	Fluid Delivery Systems			60/250,408	30-Nov-00	expired
VALT-014	US	Electrochemical Cell			60/250,409	30-Nov-00	expired
VALT-018	US	Fluid Delivery Systems and Methods			60/250,422	30-Nov-00	expired
VALT-015	US	Fluid Delivery Systems and Methods			60/250,927	30-Nov-00	expired
VALT-011-101	US	Fluid Delivery and Measurement Systems and Methods	60/250,538 60/250,408 60/250/295 60/250,927 60/250,422 60/250,413 60/250,403 60/250,409	30-Nov-00 24-Sep-01	10/006,526	30-Nov-01	granted	US 6,939,324 B2	6-Sep-05

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-011-102	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	11/219,944	6-Sep-05	granted	US 7,481,792	27-Jan-09
VALT-011-103	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	12/336,246	16-Dec-08	granted	8,858,511	14-Oct-2014
VALT-011-104	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	13/743,892	17-Jan-2013	granted	8,992,478	31-Mar-2015
VALT-011- 105US	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	14/629,801	24-Feb-2015	Published
VALT-011-WO1	WO	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-01	PCT/US01/46028	30-Nov-01	expired
VALT-011-EP1	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	same as above & 30-Nov-01	01988242.2	30-Nov-01	granted	EP1412017	13-Apr-2016
VALT-011-EP2	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	same as above & 30-Nov-01	12190927.9	30-Nov-01	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-011-EP3	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	same as above & 30-Nov-01	12190928.7	30-Nov-01	published
VALT-011-CA1	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,430,590	30-Nov-01	granted	2,430,590	14-Aug-2012
VALT-011-CA2	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,782,501	30-Nov-01	Granted	2,782,501	15-Jul-2014
VALT-011-CA3	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,850,729	30-Nov-01	pending
VALT-011-CA4	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,850,798	30-Nov-01	granted	2,850,798	26-Jan-2016
VALT-023-001	US	Microneedle			60/323,417	19-Sep-01	expired
VALT-023-101	US	Microneedle, Microneedle arrays, and systems and methods relating to same	60/323,417	19-Sep-01	10/251,480	19-Sep-02	published
VALT-023-WO1	WO	Microneedle, Microneedle arrays, and systems and methods relating to same	60/323,417	19-Sep-01	PCT/US02/29913	19-Sep-02	expired

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-025	US	Microneedle systems and methods relating to same			60/323,852	21-Sep-01	expired
VALT-025-101	US	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,852	21-Sep-01	10/252,739	23-Sep-02	published
VALT-025-WO1	WO	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417	19-Sep-01	PCT/US02/30117	23-Sep-02	expired
VALT-025-EP1	EP	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	02766341.8	23-Sep-02	granted	1471953	16-Feb-11
VALT-025-CA1	CA	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	2,499,838	23-Sep-02	Granted	2,499,838	18-Dec-12
VALT-025-FR1	FR	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	02766341.8	23-Sep-02	Granted	1471953	16-Feb-11

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-025-DE1	DE	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	02766341.8	23-Sep-02	Granted	1471953	16-Feb-11
VALT-025-IE1	IE	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	02766341.8	23-Sep-02	Granted	1471953	16-Feb-11
VALT-025-GB1	GB	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,417 & PCT/US02/30117	19-Sep-01 23-Sep-02	02766341.8	23-Sep-02	Granted	1471953	16-Feb-11
VALT-027-001	US	Stacked Microneedle Systems			60/174,023	30-Dec-99	expired
VALT-027-101	US	Stacked Microneedle Systems	60/174,023	30-Dec-99	09/747,768	22-Dec-00	abandoned
VALT-027-WO1	WO	Stacked Microneedle Systems	60/174,023	30-Dec-99	PCT/US00/35144	22-Dec-00	expired

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-027-EP1	EP	Stacked Microneedle Systems	60/174,023 & PCT/US00/35144	30-Dec-99 22-Dec-00	00990324.6	22-Dec-00	Withdrawn/TBA
VALT-027-CA1	CA	Stacked Microneedle Systems	60/174,023 & PCT/US00/35144	30-Dec-99 22-Dec-00	2,396,767	22-Dec-00	abandoned
VALT-027-AU1	AU	Stacked Microneedle Systems	60/174,023 & PCT/US00/35144	30-Dec-99 22-Dec-00	27365/01	22-Dec-00	abandoned
VALT-027-AU2	AU	Stacked Microneedle Systems	60/174,023 & PCT/US00/35144	30-Dec-99 22-Dec-00	2005222551	22-Dec-00	abandoned
VALT-027-AU3	AU	Stacked Microneedle Systems	60/174,023 & PCT/US00/35144	30-Dec-99 22-Dec-00	2009201331	22-Dec-00	abandoned
VALT-028-001	US	Microneedle Adapter			60/247,571	9-Nov-00	expired
VALT-028-101	US	Microneedle Adapter	60/247,571	9-Nov-00	09/992,656	6-Nov-01	abandoned
VALT-028-102	US	Microneedle Adapter	60/247,571	9-Nov-00	10/412,384	11-Apr-03	abandoned
VALT-028-103	US	Microneedle Adapter	60/247,571	9-Nov-00	11/997,158	22-Oct-07	abandoned
VALT-028-WO1	WO	Microneedle Adapter	60/247,571	9-Nov-00	PCT/US01/46845	8-Nov-01	published
VALT-029-001	US	Microneedle Array System			60/257,757	21-Dec-00	expired
VALT-029-101	US	Microneedle Array System	60/257,757	21-Dec-00	10/027,115	20-Dec-01	granted	US 7,027,478 B2	11-Apr-06

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-029-0WO1	WO	Microneedle Array System	60/257,757	21-Dec-00	PCT/US01/49797	20-Dec-01	expired
VALT-030-001	US	Microneedle Array with Switch			60/325,522	28-Sep-01	expired
VALT-030-101	US	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	10/260,711	30-Sep-02	abandoned
VALT-030-102	US	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	11/975,353	18-Oct-07	abandoned
VALT-030-WO1	WO	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	PCT/US02/30993	30-Sep-02	expired
VALT-030-EP1	EP	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	02780401.2	30-Sep-02	abandoned
VALT-030-CA1	CA	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	2,500,452	30-Sep-02	abandoned

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-031-001	US	Fluid Delivery Systems and Methods			60/324,412	24-Sep-01	expired
VALT-032-001	US	Microneedle with Membrane			60/325,736	28-Sep-01	expired
VALT-032-101	US	Microneedle with Membrane	60/325,736	28-Sep-01	10/261,093	30-Sep-02	abandoned
VALT-032-102	US	Microneedle with Membrane	60/325,736	28-Sep-01	10/993,927	19-Nov-04	abandoned
VALT-032-103	US	Microneedle with Membrane	60/325,736	28-Sep-01	12/152,138	12-May-08	pending
VALT-032-WO1	WO	Microneedle with Membrane	60/325,736	28-Sep-01	PCT/US02/31153	30-Sep-02	expired
VALT-032-EP1	EP	Microneedle with Membrane	60/325,736 & PCT/US02/31153	28-Sep-01 30-Sep-02	02773681.8	30-Sep-02	withdrawn
VALT-032-CA1	CA	Microneedle with Membrane	60/325,736 & PCT/US02/31153	28-Sep-01 30-Sep-02	2,500,453	30-Sep-02	abandoned
VALT-034-001	US	Microneedle Array Patch			60/416,740	7-Oct-02	expired
VALT-034-101	US	Microneedle Array Patch	60/416,740	7-Oct-02	10/681,777	7-Oct-03	abandoned
VALT-034-102	US	Microneedle Array Patch	60/416,740	7-Oct-02	11/975,717	19-Oct-07	granted	8,162,901	24-Apr-12
VALT-034-EP1	EP	Microneedle Array Patch	60/416,740 & PCT/US03/31847	7-Oct-02 7-Oct-03	03808167.5	7-Oct-03	granted	1590034	14-May-14
VALT-034-DE1	DE	Microneedle Array Patch	60/416,740 & PCT/US03/31847	7-Oct-02 7-Oct-03	03808167.5	7-Oct-03	granted	1590034	14-May-14

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-034-FR1	FR	Microneedle Array Patch	60/416,740 & PCT/US03/31847	7-Oct-02 7-Oct-03	03808167.5	7-Oct-03	granted	1590034	14-May-14
VALT-034-WO1	WO	Microneedle Array Patch	60/416,740	7-Oct-02	PCT/US03/31847	7-Oct-03	expired
VALT-035-001	US	Hydraulically Actuated Pump for Long Duration Medicament Administration			60/465,070	23-Apr-03	expired
VALT-035-101	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	10/831,354	23-Apr-04	granted	US 7,530,968	12-May-09
VALT-035-102	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	12/336,363	16-Dec-08	granted	8,070,726	06-Dec-2011
VALT-035-103	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	12/336,395	16-Dec-08	granted	9,072,828	07-Jul-2015
VALT-035-104	US	Hydraulically Actuated Pump For Fluid Administration	60/465,070	23-Apr-03	12/762,307	17-Apr-10	granted	9,125,983	08-Sep-2015

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-105	US	Hydraulically Actuated Pump For Fluid Administration	60/465,070	23-Apr-03	14/809,436	27-Jul-2015	published
VALT-035-WO1	WO	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	PCT/US04/12797	23-Apr-04	expired
VALT-035-EP1	EP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	04760179.4	23-Apr-04	published
VALT-035-JP1	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2006-513327	23-Apr-04	granted	4565193	13-Aug-10
VALT-035-JP2	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2009-44928	23-Apr-04	abandoned
VALT-035-JP3	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2012-249271	23-Apr-04	granted	5550155	30-May-14
VALT-035-JP2	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2012-249272	23-Apr-04	abandoned

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-JP5	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2014-255376	23-Apr-04	published
VALT-035-JP6	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2014-255377	23-Apr-04	published
VALT-035-CA1	CA	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2,523,267	23-Apr-04	granted	2,523,267	03-Sep-13
VALT-035-CA2	CA	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2,820,537	23-Apr-04	granted	2,820,537	20-Oct-2015
VALT-035-AU1	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2004232858	23-Apr-04	granted	2004232858	22-Oct-09
VALT-035-AU2	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2009202856	23-Apr-04	granted	2009202856	21-Jun-12

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-AU3	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2012201924	23-Apr-04	granted	2012201924	18-Jun-2015
VALT-035-AU4	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	2015207890	23-Apr-04	pending
VALT-037-101	US	Methods and Devices for Delivering Agents Across Biological Barriers			11/198,024	5-Aug-05	abandoned
VALT-037-102	US	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024	5-Aug-05	12/414,330	30-Mar-09	published
VALT-037-103	US	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024	5-Aug-05	12/617,566	12-Nov-09	published
VALT-037-AU1	AU	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2006278258	7-Aug-06	Granted	2006278258	28-Jun-12

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-037-CA1	CA	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2,659,785	7-Aug-06	Granted	2,659,785	30-Jul-2013
VALT-037-JP1	JP	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2008-525284	7-Aug-06	published
VALT-037-EP1	EP	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	6801016.4	7-Aug-06	published
VALT-037-WO1	WO	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024	5-Aug-05	PCT/US06/030981	7-Aug-06	expired
VALT-037-AU2	AU	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2012203204	7-Aug-06	Granted	2012203204	15-May-2014
VALT-037-CA2	CA	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2,817,035	7-Aug-06	Pending

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-037-EP2	EP	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	12177394.9	7-Aug-06	published
VALT-037-JP2	JP	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024 & PCT/US06/030981	5-Aug-05 & 07-Aug-06	2013-000238	7-Aug-06	published
VALT-038-001	US	Methods and Devices for Delivering GLP-1 and Uses Thereof			60/585,330	2-Jul-04	expired
VALT-038-101	US	Methods and Devices for Delivering GLP-1 and Uses Thereof	60/585,330	2-Jul-04	11/175,990	5-Jul-05	granted	9,089,636	28-Jul-2015
VALT-038-102	US	Methods and Devices for Delivering GLP-1 and Uses Thereof	60/585,330	2-Jul-04	14/739,920	15-Jun-2015	published
VALT-038-WO1	WO	Methods and Devices for Delivering GLP-1 and Uses Thereof	60/585,330	2-Jul-04	PCT/US05/023818	5-Jul-05	expired

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-US1-1000	US	Multi-Cartridge Fluid Delivery Device			60/787,616	30-Mar-06	expired
VALT-WO1-1000	WO	Multi-Cartridge Fluid Delivery Device	60/787,616	30-Mar-06	PCT/US07/065363	28-Mar-07	Expired/nationalized
VALT-AU1-1000	AU	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2007233231	28-Mar-07	granted	2007233231	9-Jun-11
VALT-AU2-1000	AU	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2011201473	28-Mar-07	granted	2011201473	22-Aug-2013
VALT-AU3-1000	AU	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2013231047	28-Mar-07	granted	2013231047	25-Jun-2015
VALT-AU4-1000	AU	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2015207984	28-Mar-07	pending
VALT-CA1-1000	CA	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2,646,324	28-Mar-07	allowed
VALT-CN1-1000	CN	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	200780020245.9	28-Mar-07	granted	ZL200780020245.9	19-Jun-2013
VALT-CN2-1000	CN	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	201310119427.9	28-Mar-07	published	ZL201310119427.9	26-Aug-2015
VALT-EP1-1000	EP	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	07759578.3	28-Mar-07	granted	EP2005309	17-Feb-2016

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-EP2-1000	EP	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	15182150.1	28-Mar-07	pending
VALT-HK1-1000	HK	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	09105477.2	28-Mar-07	abandoned
VALT-IL1-1000	IL	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	194452	28-Mar-07	abandoned
VALT-IL2-1000	IL	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	232412	28-Mar-07	pending
VALT-IN1-1000	IN	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	8997/DELNP/2008	28-Mar-07	published
VALT-JP1-1000	JP	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2009-503245	28-Mar-07	abandoned
VALT-JP2-1000	JP	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2012-255233	28-Mar-2007	granted	5650709	21-Nov-2014
VALT-KR1-1000	KR	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	10-2008-7026677	28-Mar-07	granted	10-1361376	04-Feb-2014
VALT-RU1-1000	RU	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	2008143015	28-Mar-07	granted	2438719	10-Jan-2012

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-SG1-1000	SG	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	200807302-5	28-Mar-07	abandoned	146773	31-Aug-2011
VALT-SG2-1000	SG	Multi-Cartridge Fluid Delivery Device	60/787,616 & PCT/US07/065363	30-Mar-06 28-Mar-07	201104696-8	28-Mar-2007	granted	173319	06-May-2015
VALT-US1-1000	US	Multi-Cartridge Fluid Delivery Device	60/787,616	30-Mar-06	12/295,173	29-Sep-08	granted	US 7,914,499	29-Mar-11
VALT-102-1000	US	Multi-Cartridge Fluid Delivery Device	60/787,616	30-Mar-06	13/013,379	25-Jan-11	granted	US 8,361,053	29-Jan-2013
VALT-US3-1000	US	Multi-Cartridge Fluid Delivery Device	60/787,616	30-Mar-06	13/719,481	19-Dec-2012	granted	US 8,821,443	02-Sep-2014
VALT-US4-1000	US	Multi-Cartridge Fluid Delivery Device	60/787,616	30-Mar-06	14/341,879	28-Jul-2014	published
VALT-110-001	US	Microneedle Patch Applicator			61/426,199	22-Dec-10	expired
VALT-110-101	US	Microneedle Patch Applicator	61/426,199	22-Dec-10	13/332,065	20-Dec-11	Granted	8,540,672	24-Sep-2013
VALT-110-102	US	Microneedle Patch Applicator	61/426,199 & 13/332,065	22-Dec-10 & 20-Dec-11	13/972,442	21-Aug-13	Granted	8,734,395	27-May-2014
VALT-110-103	US	Microneedle Patch Applicator	61/426,199 & 13/332,065	22-Dec-10 & 20-Dec-11	13/972,460	21-Aug-13	Published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-110-WO1	PCT	Microneedle Patch Applicator	61/426,199	22-Dec-10	PCT/US2011/066248	20-Dec-11	Expired
VALT-110-AU1	AU	Microneedle Patch Applicator	61/426,199 & PCT/US2011/066248	22-Dec-10 & 20-Dec-11	2011349277	20-Dec-11	pending
VALT-110-CA1	CA	Microneedle Patch Applicator	61/426,199 & PCT/US2011/066248	22-Dec-10 & 20-Dec-11	2,822,428	20-Dec-11	pending
VALT-110-EP1	EP	Microneedle Patch Applicator	61/426,199 & PCT/US2011/066248	22-Dec-10 & 20-Dec-11	11850496.8	20-Dec-11	Published
VALT-110-JP1	JP	Microneedle Patch Applicator	61/426,199 & PCT/US2011/066248	22-Dec-10 & 20-Dec-11	2013-546336	20-Dec-11	pending
VALT-1001-100	US	Fluid Transfer Device and Method of Use			61/175,329	4-May-09	expired
VALT-1001-101	US	Fluid Transfer Device	61/175,329	04-May-09	12/773,679	4-May-10	granted	US 8,667,996	11-Mar-2014
VALT-1001-102	US	Fluid Transfer Device	61/175,329	04-May-09	14/156,514	16-Jan-2014	allowed
VALT-1001-201	US	Fluid Transfer Device-Design			29/361,753	14-May-10	granted	D667946	25-Sep-2012
VALT-1001-202	US	Fluid Transfer Device-Design	29/361,753	14-May-10	29/428,565	01-Aug-2012	granted	D687948	13-Aug-2013
VALT-1001-203	US	Fluid Transfer Device-Design	29/361,753	14-May-10	29/458,166	17-Jun-2013	granted	D706415	03-Jun-2014

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1001-CN1	CN	Fluid Transfer Device-Design	29/361,753	14-May-10	201030616664.3	12-Nov-10	granted	ZL201030616664.3	19-Oct-2011
VALT-1001-CA1	CA	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	2,760,641	4-May-10	pending
VALT-1001-CN1	CN	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	201080029611.9	4-May-10	granted	ZL201080029611.9	25-Jun-14
VALT-1001-CN2	CN	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	201410204112.9	4-May-10	published
VALT-1001-EP1	EP	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	10772721.6	4-May-10	published
VALT-1001-HK1	HK	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	12108444.1	4-May-10	published
VALT-1001-IN1	IN	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	8394/DELNP/2011	4-May-10	published
VALT-1001-JP1	JP	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	2012-508830	4-May-10	granted	5645278	14-Nov-2014
VALT-1001-JP2	JP	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	2014-87852	4-May-10	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1001-KR1	KR	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	10-2011-7028818	4-May-10	published
VALT-1001-101	US	Fluid Transfer Device	61/175,329	04-May-09	12/773,679	4-May-10	granted	8,667,996	11-Mar-2014
VALT-1001-102	US	Fluid Transfer Device	61/175,329	04-May-09	14/156,514	16-Jan-2014	published
VALT-1001-WO1	WO	Fluid Transfer Device	61/175,329	04-May-09	PCT/US10/33590	4-May-10	Expired/nationalized
VALT-107-001	US	Fluid Delivery Device			61/251,236	13-Oct-09	expired
VALT-107-002	US	Fluid Delivery Device			61/325,136	16-Apr-10	expired
VALT-107-AU	AU	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2010307002	12-Oct-2010	granted	2010307002	21-Aug-2014
VALT-107-AU2	AU	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2014202952	12-Oct-2010	granted	2014202952	27-Aug-2015
VALT-107-AU3	AU	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2015202656	12-Oct-2010	pending
VALT-107-CA	CA	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2,776,397	12-Oct-2010	allowed
VALT-107-CN	CN	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	201080046063.0	12-Oct-2010	granted	ZL201080046063.0	17-Dec-2014

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-107-CN2	CN	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	201410634901.6	12-Oct-2010	published
VALT-107-CN3	CN	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	201410635389.7	12-Oct-2010	published
VALT-107-CN4	CN	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	201410634903.5	12-Oct-2010	published
VALT-107-EP	EP	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	10823957.5	12-Oct-2010	published
VALT-107-HK	HK	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	13102796.7	12-Oct-2010	granted	HK1175725B	23-Oct-2015
VALT-107-IL	IL	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	218554	12-Oct-2010	allowed
VALT-107-IN	IN	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2600/DELNP/2012	12-Oct-2010	pending
VALT-107-JP	JP	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2012-534285	12-Oct-2010	granted	5748299	22-May-2015
VALT-107-JP1	JP	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	2015-20930	12-Oct-2010	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-107-KR	KR	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	10-2012-7008581	12-Oct-2010	published
VALT-107-SG	SG	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	201201782-8	12-Oct-2010	granted	179126	28-Nov-2014
VALT-107-101	US	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	13/500,136	04-Apr-2012	granted	9,101,706	11-Aug-2015
VALT-107-102	US	Fluid Delivery Device	61/251,236 PCT/US10/52352	13-Oct-09 12-Oct-10	14/790,044	02-Jul-2015	published
VALT-107-WO1	WO	Fluid Delivery Device	61/251,236	13-Oct-09	PCT/US10/52352	12-Oct-10	Expired/nationalized
VALT-025-CA1	CA	Gas Pressure Actuated Microneedle Arrays, and Systems and Methods Relating to Same			2,499,838	23-Sep-02	abandoned
VALT-1002-AU1	AU	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2011264825	09-Jun-2011	granted	2011264825	19-Feb-2015

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1002-AU2	AU	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2014277752	09-Jun-2011	pending
VALT-1002CA1	CA	same as above	61/353,004	09-Jun-10	2,799,784	09-Jun-2011	pending
VALT-1002CN1	CN	same as above	61/353,004	09-Jun-10	201180028239.4	09-Jun-2011	granted	ZL201180028239.4	19-Aug-2015
VALT-1002CN2	CN	same as above	61/353,004	09-Jun-10	201510422211.9	09-Jun-2011	published
VALT-1002CN3	CN	same as above	61/353,004	09-Jun-10	201510422237.3	09-Jun-2011	published
VALT-1002EP1	EP	same as above	61/353,004	09-Jun-10	11793149.3	09-Jun-2011	published
VALT-1002IL1	IL	same as above	61/353,004	09-Jun-10	222801	09-Jun-2011	allowed
VALT-1002IN1	IN	same as above	61/353,004	09-Jun-10	11298/DELNP/2012	09-Jun-2011	published
VALT-1002JP1	JP	same as above	61/353,004	09-Jun-10	2013-514364	09-Jun-2011	granted	5809258	18-Sep-2015
VALT-1002JP2	JP	same as above	61/353,004	09-Jun-10	2015-178414	09-Jun-2011	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1002KR1	KR	same as above	61/353,004	09-Jun-10	10-2013-7000391	09-Jun-2011	pending
VALT-1002SG1	SG	same as above	61/353,004	09-Jun-10	201208331-7	09-Jun-2011	granted	185534	07-Jul-2015
VALT-1002-001	US	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals			61/353,004	9-Jun-10	Expired/converted
VALT-1002-101	US	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	13/156,839	9-Jun-11	granted	8,740,847	03-Jun-2014
VALT-1002-102	US	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	14/259,897	23-Apr-2014	published
VALT-1002WO1	WO	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	PCT/US11/39771	9-Jun-11	Expired/nationalized

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1003-001	US	Vented Needle			61/569,642	12-Dec-2011	Expired/converted
VALT-1003-WO1	WO	Vented Needle	61/569,642	12-Dec-2011	PCT/US12/69054	12-Dec-2012	Expired/nationalized
VALT-1003-AU1	AU	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	2012352470	12-Dec-2012	pending
VALT-1003-CA1	CA	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	2,858,722	12-Dec-2012	abandoned
VALT-1003-CN1	CN	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	201280060538.0	12-Dec-2012	abandoned
VALT-1003-EP1	EP	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	12858115.4	12-Dec-2012	abandoned
VALT-1003-IN1	IN	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	4148/DELNP/2014	12-Dec-2012	published
VALT-1003-JP1	JP	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	2014-546188	12-Dec-2012	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1003-US1	US	Vented Needle	61/569,642 PCT/US12/69054	12-Dec-2011 12-Dec-2012	14/363,981	09-Jun-14	published
VALT-1004-001	US	Infusion Needle Mechanism For A Fluid Delivery Device			61/829,325	31-May-2013	expired/converted
VALT-1004-WO1	WO	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	PCT/US2014/040205	30-May-2014	published
VALT-1004-AU1	AU	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	2014274061	30-May-2014	pending
VALT-1004-CA1	CA	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	2,911,250	30-May-2014	pending
VALT-1004-CN1	CN	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	201480030789.3	30-May-2014	published
VALT-1004-EP1	EP	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	14803383.0	30-May-2014	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1004-IN1	IN	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	10708/DELNP/2015	30-May-2014	pending
VALT-1004-JP1	JP	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	2016-517035	30-May-2014	pending
VALT-1005-001	US	Cartridge Insertion Mechanism For A Fluid Delivery Device			61/857,415	23-Jul-2013	expired/unconverted
VALT-1005-002	US	Cartridge Insertion Mechanism For A Fluid Delivery Device			61/918,746	20-Dec-2013	expired/unconverted
VALT-1004-US1	US	A Fluid Delivery Device Having An Insertable Prefilled Cartridge	61/829,325 61/857,415 61/918,746 61/923,957	31-May-2013	14/786,009	21-Oct-2015	published
VALT-1006-001	US	Infusion Needle For A Fluid Delivery Device			61/923,957	06-Jan-2014	expired/unconverted

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1007-001	US	Piston			61/925,286	09-Jan-2014	Expired/converted
VALT-1007-002	WO	Piston	61/925,286	09-Jan-2014	PCT/US2015/010564	08-Jan-2015	published
VALT-1008-001	US	Moving Basal Engine For A Fluid Delivery Device			61/934,259	31-Jan-2014	Expired/converted
VALT-1008-002	WO	Moving Basal Engine For A Fluid Delivery Device	61/934,259	31-Jan-2014	PCT/US2015/013283	28-Jan-2015	pending
VALT-1009-001	US	Cartridge Insertion Mechanism For A Fluid Delivery Device			62/063,979	15-Oct-2014	Expired/converted
VALT-1009-WO1	WO	Cartridge Insertion Mechanism For A Fluid Delivery Device	62/063,979	15-Oct-2014	PCT/US2015/055117	12-Oct-2015	pending
	US	NEEDLE Control And Drug Mixing Systems For A Fluid Delivery Device			62/188,464	02-Jul-2015	pending
	US	Fluid Delivery Monitoring System			62/182,115	19-Jun-2015	pending

TRADEMARKS

Valeritas Security Corporation Trademarks and Trademark Applications: None

Valeritas, Inc. Trademarks and Trademark Applications:

Mark	Type	Serial No.	Filing Date	Country	Status	Reg. Date	Reg. No.	Class
VALERITAS	Standard Character Mark	77/752,916	5-Jun-2009	United States of America	Registered	21-Feb-2012	4,102,741	10 Int.
V-GO DISPOSABLE INSULIN DELIVERY	Design Plus Words, Letters, and/or Numbers	77/752,697	4-Jun-2009	United States of America	Registered	28-Feb-2012	4,105,936	10 Int.
VALERITAS	Design Plus Words, Letters, and/or Numbers	77/752,695	4-Jun-2009	United States of America	Registered	6-Mar-2012	4,109,207	10 Int.
V-GO	Standard Character Mark	77/752,694	4-Jun-2009	United States of America	Registered	10-Apr-2012	4,125,819	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Australia	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	840260458	11-Sep-2012	Brazil	Published			10 Int.
V-GO	Standard Character Mark	1,587,483	25-Jul-2012	Canada	Registered	02-Mar-2015	TMA897,669	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	China (People’s Republic)	Pending			10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	European Community	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	302324475	24-Jul-2012	Hong Kong	Registered	24-Jul-2012	302324475	10 Int.
V-GO	Standard Character Mark	2370294	26-Jul-2012	India	Pending			10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Israel	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Japan	Abandoned			10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Korea, Republic of	Registered	20-Jul-2012	1130842	10 Int.

V-GO	Standard Character Mark	1,294,519	25-Jul-2012	Mexico	Abandoned			10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Russian Federation	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Singapore	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	2012/21399	08-Aug-2012	South Africa	Registered	28-Nov-2014	2012/21399	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Switzerland	Registered	20-Jul-2012	1130842	10 Int.
V-GO	Standard Character Mark	101041558	24-Jul-2012	Taiwan	Registered	16-Mar-2013	01570123	10 Int.
V-GO	Standard Character Mark	1130842	20-Jul-2012	Turkey	Registered	20-Jul-2012	1130842	10 Int.
V-GO (Stylized and/or design)	Design Plus Words, Letters, and/or Numbers	53700/2013	10-Jul-2013	Japan	Registered	07-Mar-2014	5654250	10 Int.
V-GO LIFE	Standard Character Mark	85/666,487	02-Jul-2012	United States of America	Registered	04-Mar-2014	4,491,871	44 Int.
V-GO	Standard Character Mark	1,547,240	10-Nov-2014	Mexico	Pending			10 Int.

U.S. COMMON LAW USE Name/Picture

REGISTERED DOMAIN NAMES

Domain Name	Renewal Date
clickvgo.com	2/2/2017
getyourvgoon.com	1/7/2018
go-vgo.com	10/3/2016
insulin2go.com	6/27/2016
managemytype2.com	6/27/2016
simplebasalbolus.com	6/27/2016
simpleinsulin.com	6/27/2016
v-golife.com	2/2/2017
v-gonow.com	2/2/2017
vgo-life.com	2/2/2017
vgoclick.com	2/2/2017
vgoclickit.com	1/11/2018
vgoclicks.com	1/11/2018
vgolife.com	2/2/2016
vgostart.com	1/14/2016
vgotraining.com	12/9/2018
wearableinsulin.com	3/24/2017
valeritas.com	7/21/2015
valeritas.net	7/21/2015
valeritas.org	1/5/2016
vgo-insulin.com	10/3/2015
vgo-insulin.net	10/3/2015

TWITTER ACCOUNTS

@Valeritas _US

@Valeritas _VGo

@VGo_Insulin

@Go_VGo

Borrower has been unable to locate the assignments to BioValve Technologies, Inc. for the following expired provisional patent applications, although all inventor assignments have been obtained with respect to all issued patents:

Application Number	Inventor Name
60/250,409	Peter F. Marshall
60/250,927	Peter F. Marshall
60/250,408	Peter F. Marshall
60/250,403	Peter F. Marshall
60/250,422	Peter F. Marshall
60/250,413	Peter F. Marshall

OPPOSITION PROCEEDINGS

Valeritas instituted Opposition Proceeding No. 92054171 against VGo Communication’s pending App. Ser. No. 77948481 for the VGO mark in standard characters. The proceeding is pending.

THIRD PARTY PATENTS

Borrower is aware of U.S. Patent No. 6,629,954, U.S. Patent No. 6,736,795, U.S. Patent 7,938,801 and U.S. Patent No. 5,858,001 and have obtained written non-infringement and/or invalidity opinions for each of these patents.

Schedule 7.05(c)

to Term Loan Agreement

MATERIAL INTELLECTUAL PROPERTY

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-011-101	US	Fluid Delivery and Measurement Systems and Methods	60/250,538 60/250,408 60/250/295 60/250,927 60/250,422 60/250,413 60/250,403 60/250,409	30-Nov-00 24-Sep-01	10/006,526	30-Nov-01	granted	US 6,939,324 B2	6-Sep-05
VALT-011-102	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	11/219,944	6-Sep-05	granted	US 7,481,792	27-Jan-09
VALT-011-103	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	12/336,246	16-Dec-08	granted	US 8,858,511	14-Oct-14
VALT-011-104	US	Fluid Delivery and Measurement Systems and Methods	same as above	30-Nov-00	13/743,892	17-Jan-2013	granted	US 8,992,478	31-Mar-15
VALT-011-EP1	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	30-Nov-00 30-Nov-01	01988242.2	30-Nov-01	allowed
VALT-011-EP2	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	30-Nov-00 30-Nov-01	12190927.9	30-Nov-01	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-011-EP3	EP	Fluid Delivery and Measurement Systems and Methods	same as above & PCT/US01/46028	30-Nov-00 30-Nov-01	12190928.7	30-Nov-01	published
VALT- 011-CA1	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,430,590	30-Nov- 01	granted	2,430,590	14-Aug-12
VALT-011-CA2	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,782,501	30-Nov-01	allowed	2,782,501	15-July-14
VALT-011-CA3	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,850,729	30-Nov-01	pending
VALT-011-CA4	CA	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	2,850,798	30-Nov-01	granted	2,850,798	26-Jan-16
VALT-035-101	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	10/831,354	23-Apr-04	granted	US 7,530,968	12-May-09
VALT-035-102	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	12/336,363	16-Dec-08	Granted	US 8,070,726	06-Dec-11

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-103	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	12/336,395	16-Dec-08	granted	US 9,072,828	7-Jul-15
VALT-035-104	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	12/762,307	17-Apr-10	granted	US 9,125,983	8-Sep-15
VALT-035-105	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	14/809,436	27-Jul-15	published
VALT-035-EP1	EP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070 & PCT/US04/12797	23-Apr-03 23-Apr-04	04760179.4	23-Apr-04	pending
VALT-035-JP1	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2006-513327	23-Apr-04	granted	4565193	13-Aug-10
VALT-035-JP2	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2009-44928	23-Apr-04	abandoned

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-JP3	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2012-249271	23-Apr-04	granted	5550155	30-May-14
VALT-035-JP4	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2012-249272	23-Apr-04	abandoned
VALT-035-JP5	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2014-255376	23-Apr-04	published
VALT-035-JP6	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2014-255377	23-Apr-04	published
VALT-035-CA1	CA	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2,523,267	23-Apr-04	granted	2523267	3-Sept-13
VALT-035-AU1	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2004232858	23-Apr-04	granted	2004232858	22-Oct-09

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-035-AU2	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2009202856	15-Jul-09	granted	2009202856	5-Jul-12
VALT-035-AU3	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2012201924	02-Apr-12	granted	2012201924	15-Oct-15
VALT-035-AU4	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	same as above	same as above	2015207890	24-Jul-09	pending
VALT-1001-101	US	Fluid Transfer Device	61/175,329	04-May-09	12/773,679	4-May-10	granted	8,667,996	11-Mar-2014
VALT-1001-102	US	Fluid Transfer Device	61/175,329	04-May-09	14/156,514	16-Jan-2014	allowed
VALT-1001-201	US	Fluid Transfer Device-Design			29/361,753	14-May-10	granted	D667946	25-Sep-2012
VALT-1001-202	US	Fluid Transfer Device-Design	29/361,753	01-Aug-12	29/428,565	01-Aug-12	granted	D687948	13-Aug-2013
VALT-1001-203	US	Fluid Transfer Device-Design	29/361,753	01-Aug-12	29/458,166	17-Jun-2013	granted	D706415	03-Jun-2014

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1001-CA1	CA	Fluid Transfer Device	61/175,329 PCT/US10/33590	04-May-09 04-May-10	2,760,641	04-May-10	pending
VALT-1001-CN1	CN	Fluid Transfer Device	same as above	same as above	201080029611.9	04-May-10	granted	ZL201030616664.3	19-Oct-11
VALT-1001-CN2	CN	Fluid Transfer Device	same as above	same as above	201410204112.9	04-May-10	granted	ZL201080029611.9	25-Jun-14
VALT-1001-EP1	EP	Fluid Transfer Device	same as above	same as above	10772721.6	04-May-10	published
VALT-1001-HK1	HK	Fluid Transfer Device	same as above	same as above	12108444.1	04-May-10	published
VALT-1001-IN1	IN	Fluid Transfer Device	same as above	same as above	8394/DELNP/2011	04-May-10	published
VALT-1001-JP1	JP	Fluid Transfer Device	same as above	same as above	2012-508830	04-May-10	granted	5645278	14-Nov-14
VALT-1001-JP2	JP	Fluid Transfer Device	same as above	same as above	2014-87852	04-May-10	pending
VALT-1001-KR1	KR	Fluid Transfer Device	same as above	same as above	10-2011-7028818	04-May-10	published
VALT-107-AU1	AU	Fluid Delivery Device	61/251,236 61/325,136 PCT/US10/52352	13-Oct-09 16- Apr-10 12-Oct-10	2010307002	12-Oct-10	granted	2010307002	21-Aug-14
VALT-107-AU2	AU	Fluid Delivery Device	61/251,236 61/325,136 PCT/US10/52352	13-Oct-09 16- Apr-10 12-Oct-10	2014202952	12-Oct-10	granted	2014202952	27-Aug-15

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-107-CA	CA	Fluid Delivery Device	same as above	same as above	2,776,397	12-Oct-10	allowed
VALT-107-CN1	CN	Fluid Delivery Device	same as above	same as above	201080046063.0	12-Oct-10	published
VALT-107-CN2	CN	Fluid Delivery Device	same as above	same as above	201410634901.6	12-Oct-10	published
VALT-107-CN3	CN	Fluid Delivery Device	same as above	same as above	201410635389.7	12-Oct-10	published
VALT-107-CN4	CN	Fluid Delivery Device	same as above	same as above	201410634903.5	12-Oct-10	published
VALT-107-EP	EP	Fluid Delivery Device	same as above	same as above	10823957.5	12-Oct-10	published
VALT-107-HK	HK	Fluid Delivery Device	same as above	same as above	13102796.7	12-Oct-10	granted	HK1175725B	23-Oct-15
VALT-107-IL	IL	Fluid Delivery Device	same as above	same as above	218554	12-Oct-10	pending
VALT-107-IN	IN	Fluid Delivery Device	same as above	same as above	2600/DELNP/2012	12-Oct-10	pending
VALT-107-JP1	JP	Fluid Delivery Device	same as above	same as above	2012-534285	12-Oct-10	published granted	5748299	22-May-15
VALT-107-JP2	JP	Fluid Delivery Device	same as above	same as above	2015-20930	12-Oct-10
VALT-107-KR	KR	Fluid Delivery Device	same as above	same as above	10-2012-7008581	12-Oct-10	published
VALT-107-SG	SG	Fluid Delivery Device	same as above	same as above	201201782-8	12-Oct-10	granted	179126	28-Nov-14

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-107-101	US	Fluid Delivery Device	same as above	same as above	13/500,136	04-Apr-12	granted	US 9,101,706	11-Aug-15
VALT-1002-101	US	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	13/156,839	9-Jun-11	granted	8,740,847	03-Jun-2014
VALT-1002-102	US	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	14/259,897	23-Apr-2014	published
VALT-1002-AU1	AU	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2011264825	9-Jun-11	granted	2011264825	25-Feb-15
VALT-1002-CA1	CA	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2,799,784	9-Jun-11	pending

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1002-CN1	CN	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	201180028239.4	9-Jun-11	granted	ZL201180028239.4	19-Aug-15
VALT-1002-EP1	EP	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	11793149.3	9-Jun-11	published
VALT-1002-IL1	IL	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	222801	9-Jun-11	pending

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1002-IN1	IN	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	11298/DELNP/2012	9-Jun-11	pending
VALT-1002-JP1	JP	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2013-514364	9-Jun-11	granted	5809258	18-Sept-15
VALT-1002-JP2	JP	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	2015-178414	9-Jun-11	published
VALT-1002-KR1	10-2013-7000391	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	10-2013-7000391	9-Jun-11	pending

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1002-SG1	SG	Fluid Delivery Device Cartridges, Needle Retraction Mechanisms and Expandable Hydraulic Fluid Seals	61/353,004	09-Jun-10	201208331-7	9-Jun-11	granted	185534	7-Jul-15
VALT-1004-001	US	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVERY DEVICE	“61/829,325 61/857,415 61/918,746 61/923,957”	31-May-14	14/786,009	21-Oct-15	pending
VALT-1004-AU1		INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14	2014274061	30-May-14	pending
VALT-1004-CA1	CA	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14		30-May-14	pending
VALT-1004-CN1	CN	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14		30-May-14	published

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1004-EP1	EU	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14	14803383.0	30-May-14	pending
VALT-1004-IN1	IN	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14	10708/DELNP/2015	30-May-14	pending
VALT-1004-JP1	JP	INFUSION NEEDLE MECHANISM FOR A FLUID DELIVER	61/829,325 61/857,415 61/918,746 61/923,957	31-May-14	not yet assigned	30-May-14	pending
VALT-1005-001	US	Cartridge Insertion Mechanism For A Fluid Delivery Device	61/857,415	23-Jul-13	PCT/US14/40205	30-May-14	Pending
VALT-1005-002	WO	Same as above	61/857,415	20-Dec-13	PCT/US14/40205	30-May-14	pending
VALT-1009-WO1	WO	Cartridge Insertion Mechanism for a Fluid Delivery Device	62/063,979	15-Oct-14	PCT/US15/55117	12-Oct-15	pending

VALT Ref. No.	Territory	Invention	Priority Application	Priority Appln. Filing Date	Application No.	Appln. Filing Date	Status	Patent No.	Issue Date
VALT-1010-001	US	Needle Control and Drug Mixing Mechanisms for a Fluid Delivery Device	62/188,464	2-Jul-15			pending
VALT-1011-001	US	Fluid Delivery Monitoring System	62/182,115	19-Jun-15			Pending

Schedule 7.06

to Term Loan Agreement

CERTAIN LITIGATION

None

Schedule 7.12

to Term Loan Agreement

INFORMATION REGARDING PARENT SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct Equity Holder	Percentage of Subsidiary held by Direct Equity Holder
Valeritas, Inc.	Delaware	Valeritas Holdings, Inc.	100%

INFORMATION REGARDING BORROWER SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct Equity Holder	Percentage of Subsidiary held by Direct Equity Holder
Valeritas Security Corporation	Delaware	Valeritas, Inc.	99.99000099990001%

Schedule 7.13(a)

to Term Loan Agreement

EXISTING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES

1.	Amended and Restated Promissory Note, dated May 3, 2015, issued by Valeritas, Inc. to WCAS Capital Partners IV, L.P., in the original principal amount of $5,000,000.

Schedule 7.13(b)

to Term Loan Agreement

LIENS GRANTED BY THE OBLIGORS

None.

Schedule 7.14

to Term Loan Agreement

MATERIAL AGREEMENTS OF EACH OBLIGOR

A.	Agreements evidencing or creating any Material Indebtedness: See Schedule 7.13(a).

B.	Material Agreements:

Agreements between the Company and any stockholders, officers, directors and affiliates.

1.	Employment Agreement, dated February 18, 2016, by and between Valeritas, Inc. and John Timberlake.

2.	Employment Agreement, dated March 23, 2015, by and between Valeritas, Inc. and Matthew Nguyen.

3.	Employment Agreement, dated March 4, 2015, by and between Valeritas, Inc. and Geoffrey Jenkins.

4.	Employment Agreement, dated February 19, 2016, by and between Valeritas, Inc. and Mark Conley

Material Manufacturing and Distribution Agreements:

1.	Manufacturing Services Agreement dated March 22, 2012 by and between the Company and Asia Invest Limited.

•	Quality Agreement dated March 23, 2012

•	Amendment to Manufacturing Services Agreement dated August 15, 2013.

•	Settlement Agreement dated November 1, 2013.

2.	Distribution Services Agreement, dated November 5, 2009, by and between the Company and AmerisourceBergen Drug Corporation and Bellco Drug Corp.

•	Amendment to Distribution services Agreement dated February 1, 2014.

3.	Strategic Redistribution Center and Core Distribution Agreement, dated November 6, 2009, by and between the Company and McKesson Corporation.

•	Amendment No. 1 to Strategic Redistribution Center and Core Distribution Agreement, dated January 31, 2010, by and between the Company and McKesson Corporation.

•	Amendment No. 2 to Strategic Redistribution Center and Core Distribution Agreement, dated November 1, 2011.

4.	Developing Suppliers Program Distribution Services Agreement, dated November 11, 2009, by and between the Company and Cardinal Health.

•	Amendment to Developing Suppliers Program Distribution Services Agreement, dated January 1, 2013.

5.	Distribution Agreement by and between the Company and McKesson Corporation dated January 31, 2010.

6.	Agreement, dated February 4, 2010, by and between the Company and Cardinal Health re: National Logistics Center.

7.	Amendment to Distribution Services Agreement, dated December 1, 2010, by and between the Company and AmerisourceBergen Drug Corporation and Bellco Drug Corp.

Other Material Agreements

8.	Note, dated September 8, 2011, by and between the Company and WCAS Capital Partners IV, L.P.

9.	Amendment No. 1 to Note, dated May 24, 2013, by and between the Company and WCAS Capital Partners IV, L.P.

10.	Amended and Restated Subordination Agreement, dated as of May 18, 2015, among Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P. and WCAS Capital Partners IV, L.P.

11.	Amendment No. 1 to Amended and Restated Subordination Agreement, dated as of September 28, 2015.

12.	Lease, dated October 20, 2009, by and between the Company and BTCT Associates, L.L.C., as amended on January 17, 2013, in respect of the building located at 750 Route 202, Bridgewater, New Jersey 08807.

13.	Lease, dated December 22, 2006, by and among Valeritas, LLC, The Taming of the Shrewsbury, LLC, O’Neill Partners, LLC and Chanski, LLC, as amended on April 24, 2009, in respect of the building located at 800 Boston Turnpike, Shrewsbury, Massachusetts 01545.

14.	Valeritas, Inc. 2014 Incentive Compensation Plan, as amended or restated from time to time.

15.	Agreement and Plan of Merger and Reorganization, dated June 9, 2014, by and among the Company, Valeritas Holdings, LLC and Valeritas Merger Sub, Inc.

16.	Series AB Preferred Stock Purchase Agreement, dated as of September 28, 2015.

17.	First Amendment to the Series AB Preferred Stock Purchase Agreement, dated as of January 29, 2016.

18.	Second Amended and Restated Investors’ Rights Agreement, dated September 28, 2015, by and among the Company, the Investors and the Holdings Investor.

19.	Third Amended and Restated Voting Agreement, dated January 29, 2016, by and among the Company and the stockholder signatories thereto.

20.	Series D Preferred Stock Purchase Agreement, dated June 23, 2014, as amended.

21.	Series D Preferred Stock Purchase Agreement, dated February 27, 2014.

22.	Letter Agreement, dated June 23, 2014, by and between the Company and Full Succeed International Limited.

23.	Series AA Preferred Stock Purchase Agreement, dated May 18, 2015.

24.	Common Stock Purchase Warrant No. 2014-1, dated August 5, 2014, issued to Capital Royalty Partners II L.P., exercisable for 21,655 shares of common stock.

25.	Common Stock Purchase Warrant No. 2014-2, dated August 5, 2014, issued to Capital Royalty Partners II – Parallel Fund “A” L.P., exercisable for 24,436 shares of common stock.

26.	Common Stock Purchase Warrant No. 2014-3, dated August 5, 2014, issued to Parallel Investment Opportunities Partners II L.P., exercisable for 39,733 shares of common stock.

27.	Common Stock Purchase Warrant No. 2014-4, dated August 5, 2014, issued to Capital Royalty Partners II (Cayman) L.P., exercisable for 7,748 shares of common stock.

28.	Common Stock Purchase Warrant No. 2014-5, dated August 5, 2014, issued to Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., exercisable for 105,095 shares of common stock.

29.	Common Stock Purchase Warrant No. 2015-1, dated January 2, 2015, issued to Capital Royalty Partners II L.P., exercisable for 3,490 shares of common stock.

30.	Common Stock Purchase Warrant No. 2015-2, dated January 2, 2015, issued to Capital Royalty Partners II – Parallel Fund “A” L.P., exercisable for 3,908 shares of common stock.

31.	Common Stock Purchase Warrant No. 2015-3, dated January 2, 2015, issued to Parallel Investment Opportunities Partners II L.P., exercisable for 6,380 shares of common stock.

32.	Common Stock Purchase Warrant No. 2015-4, dated January 2, 2015, issued to Capital Royalty Partners II (Cayman) L.P., exercisable for 1,233 shares of common stock.

33.	Common Stock Purchase Warrant No. 2015-5, dated January 2, 2015, issued to Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., exercisable for 16,873 shares of common stock.

34.	Common Stock Purchase Warrant No. 2015-6, dated February 27, 2015, issued to Capital Royalty Partners II L.P., exercisable for 256 shares of common stock.

35.	Common Stock Purchase Warrant No. 2015-7, dated February 27, 2015, issued to Capital Royalty Partners II – Parallel Fund “A” L.P., exercisable for 287 shares of common stock.

36.	Common Stock Purchase Warrant No. 2015-8, dated February 27, 2015, issued to Parallel Investment Opportunities Partners II L.P., exercisable for 469 shares of common stock.

37.	Common Stock Purchase Warrant No. 2015-9, dated February 27, 2015, issued to Capital Royalty Partners II (Cayman) L.P., exercisable for 91 shares of common stock.

38.	Common Stock Purchase Warrant No. 2015-10, dated February 27, 2015, issued to Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., exercisable for 1,240 shares of common stock.

39.	Series D Preferred Stock Purchase Warrant, dated February 27, 2015, issued to Tabaris Capital, exercisable for 3,750 shares of Series D preferred stock.

40.	Series AB Preferred Stock Purchase Warrant No. 2016-1, dated January 29, 2016, issued to Capital Royalty Partners II (Cayman) L.P., exercisable for 688,000 shares of Series AB preferred stock, of which 435,481 remain unexercised.

41.	Series AB Preferred Stock Purchase Warrant No. 2016-2, dated January 29, 2016, issued to Capital Royalty Partners II L.P., exercisable for 1,808,000 shares of Series AB preferred stock, of which 1,140,710 remain unexercised.

42.	Series AB Preferred Stock Purchase Warrant No. 2016-3, dated January 29, 2016, issued to Capital Royalty Partners II – Parallel Fund “A” L.P., exercisable for 2,016,000 shares of Series AB preferred stock, of which 1,271,420 remain unexercised.

43.	Series AB Preferred Stock Purchase Warrant No. 2016-4, dated January 29, 2016, issued to Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., exercisable for 8,176,000 shares of Series AB preferred stock, of which 5,159,330 remain unexercised.

44.	Series AB Preferred Stock Purchase Warrant No. 2016-5, dated January 29, 2016, issued to Parallel Investment Opportunities Partners II L.P., exercisable for 3,312,000 shares of Series AB preferred stock, of which 2,093,059 remain unexercised.

45.	Series AB Preferred Stock Purchase Warrant No. 2016-6, dated February 29, 2016, issued to Tullis Opportunity Fund, L.P., exercisable for 99,261 shares of Series AB preferred stock.

46.	Series AB Preferred Stock Purchase Warrant No. 2016-7, dated February 29, 2016, issued to Tullis Opportunity Fund II, L.P., exercisable for 99,261 shares of Series AB preferred stock.

47.	Series AB Preferred Stock Purchase Warrant No. 2016-8, dated February 29, 2016, issued to Evan Norton, exercisable for 9,553 shares of Series AB preferred stock.

48.	Series AB Preferred Stock Purchase Warrant No. 2016-9, dated February 29, 2016, issued to Elizabeth Gordon, exercisable for 720,762 shares of Series AB preferred stock.

Schedule 7.15

to Term Loan Agreement

PERMITTED RESTRICTIVE AGREEMENTS

1.	Amended and Restated Promissory Note, dated May 3, 2015, issued by Valeritas, Inc. to WCAS Capital Partners IV, L.P., in the original principal amount of $5,000,000.

Schedule 7.16

to Term Loan Agreement

REAL PROPERTY OWNED OR LEASED BY BORROWER AND SUBSIDIARIES

Leased Real Property

1.	800 Boston Turnpike, Shrewsbury, Massachusetts.

2.	750 Route 202 South, Suite 600, Bridgewater, NJ.

Schedule 7.17

to Term Loan Agreement

PENSION MATTERS

(a)	Title IV Plans

i.	Valeritas Inc. 401(k) Profit Sharing Plan, as amended.

ii.	Valeritas, Inc. 2014 Incentive Compensation Plan, as amended or restated from time to time.

(b)	Multiemployer Plans

None.

(c)	Material Benefit Plans

i.	Medical – PPO Plan through Blue Cross & Blue Shield of Massachusetts, Policy No. 2305332

ii.	Medical – HMO Plan through Blue Cross & Blue Shield of Massachusetts, Policy No. 4050078

iii.	Medical – PPO/HSA Plan through Blue Cross & Blue Shield of Massachusetts, Policy No. 2350252

iv.	Dental – Met Life, Policy No. TM-05913564-G

v.	Short Term Disability – Sun Life Insurance Company, Policy No. 211641

vi.	Long Term Disability – Sun Life Insurance Company, Policy No. 211641

vii.	Life (Basic Term and AD&D) - SunLife Insurance Company, Policy No. 211641

viii.	Disability Plan for employees based in New York state – Sun life Insurance Company, Policy No. 820083

ix.	Vision – Vision Service Plan Insurance Company – Policy No. 30043929

x.	Ameriflex Flexible Spending Account Plan

Schedule 7.19

to Term Loan Agreement

REGULATORY APPROVALS

None.

Schedule 9.05

to Term Loan Agreement

EXISTING INVESTMENTS

None.

Schedule 9.14

to Term Loan Agreement

PERMITTED SALES AND LEASEBACKS

None.

Exhibit A

to Term Loan Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [                    ] by [NAME OF ADDITIONAL GUARANTOR], a                      [corporation][limited liability company] (the “Additional Guarantor”), in favor of Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P., Paralleled Investment Opportunities Partners II L.P., Capital Royalty Partners II (Cayman) L.P., and Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., as Lenders (the “Lenders”) under that certain Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Valeritas, Inc., a Delaware corporation (“Borrower”), the lenders party thereto and the Guarantors party thereto.

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Guarantor hereby agrees to become a “Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Guarantor hereby, jointly and severally with the other Guarantors, guarantees to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 13 of the Loan Agreement. In addition, as of the date hereof, the Additional Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B

to Term Loan Agreement

[Reserved]

Exhibit B-1

Exhibit C

to Term Loan Agreement

FORM OF TERM LOAN NOTE

[DATE]

U.S. $[        ] plus all compounded interest calculated pursuant to Section 3.02(d)(ii) of the Loan Agreement

FOR VALUE RECEIVED, the undersigned, Valeritas, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to [Capital Royalty Partners II L.P., Capital Royalty/ Partners II – Parallel Fund “A” L.P./ Paralleled Investment Opportunities Partners II L.P./ Capital Royalty Partners II (Cayman) L.P./ Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P.] or its assigns (the “Lender”) at the Lender’s principal office in 1000 Main Street, Suite 2500, Houston, TX 77002, in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among the Borrower, the Lender, the other lenders party thereto and the Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 2.04 of the Loan Agreement and Section 3.02(d)(ii) of the Loan Agreement to the extent the Borrower has elected to pay interest on the outstanding principal amount of this Note in kind pursuant to Section 3.02(d)(ii) of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

Exhibit C-1

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. TO OBTAIN (I) THE ISSUE PRICE OF THIS NOTE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, (III) THE ISSUE DATE, OR (IV) THE YIELD TO MATURITY; CONTACT [CONTACT AT ISSUER] AT [ADDRESS], OR BY PHONE AT [NUMBER].

VALERITAS, INC.

By
Name:
Title:

Exhibit C-2

Exhibit D

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Valeritas, Inc., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P., Paralleled Investment Opportunities Partners II L.P., Capital Royalty Partners II (Cayman) L.P., and Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the Guarantors from time to time party thereto. [                                        ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.05(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:

1. The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

2. The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a) neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E

to Term Loan Agreement

FORM OF COMPLIANCE CERTIFICATE

[Date]

This certificate is delivered pursuant to Section 8.01(c) of, and in connection with the consummation of the transactions contemplated in, the Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Valeritas, Inc., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P., Paralleled Investment Opportunities Partners II L.P., Capital Royalty Partners II (Cayman) L.P., and Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the Guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Lenders and pursuant to Section 8.01(c) of the Loan Agreement that such Responsible Officer of the Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of the Parent, Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]1 [without qualification as to the scope of the audit.]2

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

[1]	Insert language in brackets only for quarterly certifications.
[2]	Insert language in brackets only for annual certifications.

Exhibit E-1

VALERITAS, INC.

By
Name:
Title:

Exhibit E-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit E-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.		Section 10.01: Minimum Cash
	A.	Minimum daily balance of cash and Permitted Cash Equivalent Investments of Borrower and its Subsidiaries during the most recently ended fiscal quarter of Borrower:	$
	B.	Minimum end of day daily cash balance required by Section 10.01: $5,000,000
Is line I.A greater than $5,000,000?
Yes: In compliance;
No: Not in compliance

Exhibit E-4

Exhibit F

to Term Loan Agreement

FORM OPINION FROM CORPORATE COUNSEL

May 3, 2016

To:

Capital Royalty Partners II L.P., as a Lender

Capital Royalty Partners II – Parallel Fund “A” L.P., as a Lender

Parallel Investment Opportunities Partners II L.P., as a Lender

Capital Royalty Partners II (Cayman) L.P., as a Lender

Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., as a Lender

1000 Main Street, Suite 2500

Houston, TX 77002

Re:	Valeritas, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Valeritas, Inc., a Delaware corporation (the “Borrower” or the “Company”), Valeritas Holdings, Inc., a Delaware corporation (the “Parent”), and Valeritas Security Corporation, a Delaware corporation (“Valeritas Security” or “VSC”; together with the Parent, the “Guarantors”; the Company and Guarantors together being referred to, collectively, herein as the “Opinion Parties”) in connection with the Second Amended and Restated Term Loan Agreement dated as of May 3, 2016 (the “Term Loan Agreement”) among the Company, as Borrower, and Capital Royalty Partners II L.P. (“CRP II”), Capital Royalty Partners II –Parallel Fund “A” L.P. (“CRP IIA”), Parallel Investment Opportunities Partners II L.P., (“PIOP” and, together with CRP II and CPR IIA, collectively, “Original Lenders”), Capital Royalty Partners II (Cayman) L.P. (“CRP II Cayman”), and Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P. (“CRP IIB”, and, together with CRP II Cayman, collectively, the “Additional Lenders” and, together with the Original Lenders, collectively, the “Lenders”) as Lenders. Terms defined in the Term Loan Agreement are used as therein defined, unless otherwise defined herein. This opinion letter is being delivered to you pursuant to Section 6.01(e)(viii) of the Term Loan Agreement.

References in this opinion letter to the “DE UCC” are to the Uniform Commercial Code as currently in effect in the State of Delaware. References in this opinion letter to the “NY UCC” are to the Uniform Commercial Code as currently in effect in the State of New York. The terms in paragraph 10 that are defined in the DE UCC and that are not capitalized have the respective meanings given to them in the DE UCC. The terms in paragraphs 9 and 11 that are defined in the NY UCC and that are not capitalized have the respective meanings given to them in the NY UCC.

May     , 2016

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) Certificate of Incorporation of each of the Opinion Parties, as amended (the “Charters”), (ii) the Bylaws of each of the Opinion Parties, as amended (the “Bylaws”), and (iii) such other documents and records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein, including the following documents (the documents referred to in clauses (a) through (e) below are referred to herein as the “Loan Documents”):

(a)	the Term Loan Agreement;

(b)	the Security Agreement dated as of May 24, 2013 among the Opinion Parties and the Original Lenders (the “Initial Security Agreement”);

(c)	the Assignment and Assumption dated as of November 12, 2013 by and among CRP II and CRP IIA as assignors, and the Additional Lenders as assignees (the “Assignment and Assumption”);

(d)	the previous Joinder Agreement dated as of April 16, 2015, entered into by VSC, relating to the Initial Security Agreement (the “VSC Joinder”); the Initial Security Agreement as modified by the VSC Joinder being referred to as the “Existing Security Agreement”);

(e)	the Joinder Agreement dated as of May 3, 2016, entered into by and among the Opinion Parties and the Lenders, relating to the Initial Security Agreement (the “Parent Joinder”; the Existing Security Agreement as modified by the Parent Joinder being referred to as the “Security Agreement”);

(f)	Good standing certificates, dated as of a recent date, (i) with respect to the valid existence and good standing of each of the Opinion Parties, in each case, in the State of Delaware (the “DE Good Standing Certificates”), (ii) in the case of the Company and VSC, foreign qualified certificates in the Commonwealth of Massachusetts (“MA Foreign Qualified Certificates”), and (iii) in the case of the Company, a foreign qualified certificate in the State of New Jersey (the “NJ Foreign Qualified Certificate” and, together with the DE Good Standing Certificates and MA Foreign Qualified Certificates, collectively, the “Good Standing Certificates”);

(g)	a copy of a Uniform Commercial Code financing statement (the “Parent Financing Statement”) naming the Parent as debtor and the Lenders as secured parties, to be filed in the Office of the Secretary of State of the State of Delaware (the “DE Filing Office”), a copy of which is attached hereto as part of Schedule 1;

(h)	a copy of a Uniform Commercial Code financing statement (the “Company Financing Statement”) naming the Company as debtor and the Original Lenders as secured parties, filed in the DE Filing Office on May 24, 2013, a copy of which is attached hereto as part of Schedule 1;

May     , 2016

(i)	a copy of a Uniform Commercial Code financing statement amendment (the “Additional Lenders Financing Statement”) naming the Company as debtor and the Additional Lenders as secured parties to be filed in the DE Filing Office, a copy of which is attached hereto as part of Schedule 1;

(j)	a copy of a Uniform Commercial Code financing statement (the “VSC Financing Statement”) naming VSC as debtor and the Lenders as secured parties, filed in the DE Filing Office on April 20, 2015, a copy of which is attached hereto as part of Schedule 1 (the Company Financing Statement, and the VSC Financing Statement being referred to herein, collectively, as the “Existing Financing Statements”; and, together with the Parent Financing Statement and Additional Lenders Financing Statement, collectively, the “Financing Statements”).

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Loan Documents constitute valid and binding obligations of each party thereto other than the Opinion Parties party thereto. The Term Loan Agreement, and the Parent Joinder are referred to herein, collectively, as the “New Loan Documents”; the Term Loan Agreement and the Security Agreement are referred to herein, collectively, as the “Operative Loan Documents”. We have assumed that, immediately prior to giving effect to the New Loan Documents, the Existing Security Agreement has not been amended, modified or supplemented (other than by the VSC Joinder and Assignment and Assumption as applicable), has not been terminated or discharged, and is in full force and effect as the enforceable agreement of the parties thereto, and that no circumstances exist or events have taken place which constitute a defense, waiver, or excuse with respect to the obligations of any party under the Existing Security Agreement.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Opinion Parties contained in the Loan Documents and upon certificates of officers of the Opinion Parties.

We express no opinion as to the enforceability of any obligations purportedly guarantied or secured by (or incorporated by reference into) the Operative Loan Documents that are not evidenced by the Operative Loan Documents (such as, but not limited to, obligations arising under other contracts or arrangements) and we assume such obligations are valid, binding and enforceable obligations of the applicable obligors.

In rendering the opinions set forth herein, whenever a statement or opinion set forth therein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Opinion Parties in the subject

May     , 2016

transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with such transaction that gives us actual knowledge of the inaccuracy of such statement or opinion. We have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Opinion Parties.

We have relied upon a certificate of an officer of each of the Opinion Parties dated the date hereof, certifying that the items listed in such certificate are (i) all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes, other agreements or instruments (the “Other Material Agreements”) which affect or purport to affect any Opinion Party’s right to borrow money or guarantee debt or enter into the Loan Documents; and (ii) all of the judicial or administrative orders, writs, judgments, awards, injunctions and decrees (the “Orders”), which affect or purport to affect any Opinion Party’s right to borrow money or guarantee debt or enter into the Loan Documents. We have relied upon a certificate of an officer of each of the Opinion Parties as to certain matters relevant to our opinions in paragraph 8 below relating to the 1940 Act (as defined below).

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that:

1. The Company and VSC are each duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts. The Company is duly qualified to do business as a foreign corporation in the State of New Jersey. Each Opinion Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. Each Opinion Party has the corporate power and authority to enter into the New Loan Documents and perform the Operative Loan Documents to which it is a party, has taken all necessary corporate action to authorize the execution, delivery and performance of such New Loan Documents and the performance of such Operative Loan Documents, and has duly executed and delivered such New Loan Documents to which it is a party.

3. Each Operative Loan Document to which each Opinion Party is a party is the valid and binding obligation of such Opinion Party enforceable against such Opinion Party in accordance with its terms.

4. The execution and delivery by each Opinion Party of the New Loan Documents to which it is a party do not, and the performance by such Opinion Party of its obligations under the Operative Loan Documents to which it is a party will not, result in a violation of the Charter or Bylaws of such Opinion Party.

5. The execution and delivery by each Opinion Party of the New Loan Documents to which it is a party does not, and the performance of such Opinion Party of its obligations under the Operative Loan Documents to which it is party will not, require any approval from or filing with any governmental authority of the United States under federal law, the State of New York under New York law or the State of Delaware under any provision of the Delaware General Corporation Law.

May     , 2016

6. The execution and delivery by each Opinion Party of the New Loan Documents to which it is a party does not, and the performance by such Opinion Party of its obligations under the Operative Loan Documents to which it is a party will not, result in any violation of any federal law of the United States or any law of the State of New York or any provision of the Delaware General Corporation Law.

7. The extension of credit made on the date hereof and the use of the proceeds thereof in accordance with the provisions of the Term Loan Agreement do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. For purposes of this paragraph, we have assumed that none of the assets of any Opinion Party or its subsidiaries constitutes “margin stock” as such term is used in such Regulations; that none of the Lenders falls within the definition of “Creditor” as such term is used in Regulation T of such Board of Governors; and that the proceeds of the loans made under the Term Loan Agreement are used in accordance with the provisions thereof.

8. No Opinion Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

9. The Security Agreement is effective to create in favor of the Lenders, as security for the Secured Obligations, as defined in the Security Agreement, a security interest (the “Article 9 Security Interest”) in the collateral of the applicable Opinion Parties described in the Security Agreement in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).

10. As a result of the previous filing of the Existing Financing Statements with the DE Filing Office, the Article 9 Security Interest in that portion of the Article 9 Collateral of the Company and VSC in which a security interest may be perfected by the filing of a financing statement under the DE UCC has been perfected. Upon the filing of the Parent Financing Statement with the DE Filing Office, the Article 9 Security Interest in that portion of the Article 9 Collateral of the Parent in which a security interest may be perfected by the filing of a financing statement under the DE UCC will be perfected.

11. The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of the certificated securities constituting the capital stock of the Company, the applicable security certificates for which are being delivered by the Parent to the Control Agent pursuant to the Security Agreement in connection with the Parent Joinder, will be perfected upon delivery of such security certificates to the Control Agent, together with duly executed stock powers or other signed transfer powers in blank, within the State of New York.

May     , 2016

The opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:

A. The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and (as to collateral security) the duty to act in a commercially reasonable manner. We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any Guarantor.

B. Provisions of the Loan Documents relating to indemnification or exculpation may be limited by public policy or by law.

C. The opinions expressed in this opinion letter are limited to the laws of the State of New York, (including the NY UCC), the General Corporation Law of the State of Delaware, the DE UCC, and the Federal laws of the United States of America, and we express no opinion with respect to any other laws of any state or jurisdiction. With respect to the DE UCC, we have, with your permission, confined our investigation thereof to an examination of the relevant provisions of the Uniform Commercial Code as in effect in the State of Delaware as set forth in the CCH Secured Transactions Guide (as updated through a recent date), without regard to any case law decided thereunder or other laws or regulations related thereto.

D. For purposes of our opinions herein as to the valid existence and good standing of the Opinion Parties, we have relied solely upon the Good Standing Certificates.

E. We have considered only such laws and regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Loan Documents.

F. Certain waivers by the Opinion Parties in the Loan Documents may relate to matters that cannot, as a matter of law, be effectively waived. Without limiting the foregoing, you should be aware that under applicable law guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provision of any Loan Document which purport to waive or alter such rights or protections, except to the extent permitted by law.

G. The enforceability of the Loan Documents may be limited by the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or an occurrence of default.

H. In connection with the opinions set forth in paragraphs 9-11, we have assumed that each applicable Opinion Party has, or has the power to transfer, rights (to the extent necessary to grant a security interest) in the Article 9 Collateral existing on the date hereof and will have, or will have the power to transfer, rights (to such extent) in property which becomes Article 9 Collateral after the date hereof. We assume that the Control Agent (as defined in the Security Agreement) is validly acting as agent for and “representative” (as defined in the applicable Uniform Commercial Code (the “UCC”) of each relevant jurisdiction) of each holder of Secured Obligations (as defined in the Security Agreement) or holder of any applicable obligation purported to be secured or benefitted by a security interest granted in favor of the Control Agent or in favor of any Lender by any Opinion Party.

May     , 2016

I. We express no opinion as to the creation, attachment or perfection of any security interest except as expressly stated herein. We express no opinion as to (i) the perfection of any security interest in any Collateral consisting of timber to be cut or as-extracted collateral or goods which are or are to become fixtures or (ii) the priority of any security interest or lien. We assume the Collateral does not include any “commercial tort claims” (as defined in the NY UCC or the DE UCC) or “cooperative interests” (as defined in the NY UCC). We express no opinion as to the enforceability of any provision of the Loan Documents to the extent such enforceability is limited by Sections 1-302, 9-602, 9-603, 9-406, 9-407, 9-408, or other applicable provisions of the NY UCC or the DE UCC.

J. In connection with the opinions set forth in paragraphs 9-11, the perfection of a security interest in any collateral consisting of “proceeds” (as defined in the Uniform Commercial Code of the applicable jurisdiction) is subject to limitations set forth in Section 9-315 of the Uniform Commercial Code of the applicable jurisdiction.

K. We call to your attention the requirement to file appropriate periodic Uniform Commercial Code continuation statements on a timely basis under the DE UCC with respect to each Financing Statement. We also point out that certain actions may be required if any applicable debtor changes its name or its “location” for purposes of Article 9 of the applicable Uniform Commercial Code, or if a “new debtor” (as defined in the applicable Uniform Commercial Code) becomes bound by the applicable security agreement.

L. We assume that none of the Existing Financing Statements has been amended, modified, assigned, released or terminated in any manner, and each Existing Financing Statement is in full force and effect and on file as of record in the DE Filing Office.

M. For purposes of Section 122 (13) of the Delaware General Corporation Law, we assume that each of the Company and VSC is a direct or indirect wholly-owned subsidiary of the Parent.

N. Except to the extent that any provision in the Loan Documents providing for the choice of New York law to govern the Loan Documents is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any contractual choice of law clause or otherwise as to any choice of law matters.

O. We express no opinion as to:

(i) The enforceability of any provision of the Loan Documents insofar as it provides that any Person purchasing a participation from any Lender or any other Person may exercise set-off or similar rights with respect to such participation or that a Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law.

(ii) The enforceability of any provision of the Loan Documents permitting modification thereof only by means of an agreement in writing signed by the parties thereto.

May     , 2016

(iii) The enforceability of any provision of the Loan Documents purporting to waive the right to trial by jury, or any provisions in the Loan Documents relating to jurisdiction, venue, choice of forum, service of process, or choice of law (except to the extent made enforceable by New York General Obligations Law Sections 5-1401 and 5-1402).

(iv) The enforceability of any provision of the Loan Documents purporting to grant the right to confess judgment against the Opinion Parties.

(v) The enforceability of the provisions contained in the last sentence of Section 2.01 of the Term Loan Agreement.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery, subsequent to the date of this opinion letter, of information not previously known to us pertaining to the events occurring prior to such date.

May     , 2016

This opinion letter is furnished by us solely for the benefit of the Lenders and their respective successors and permitted assigns and participants pursuant to the Term Loan Agreement, and this opinion letter may not be relied upon by such parties for any other purpose or by any other person or entity for any purpose whatsoever. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used or furnished to any other person, except as may be required by any governmental authority or pursuant to law or legal process, without our express written consent.

Very truly yours,

May     , 2016

Schedule 1

[Attach Financing Statements]

Exhibit G

to Term Loan Agreement

FORM OF LANDLORD CONSENT

Exhibit G-1

LANDLORD CONSENT

WHEREAS, CAPITAL ROYALTY PARTNERS II L.P., as Collateral Agent (“CRPII”, and in such capacity, “Collateral Agent”) and the lenders party thereto from time to time including CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P. and PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., each in its capacity as a Lender (“each a “Lender” and collectively, the “Lenders”), has entered into a term loan agreement and a security agreement, each dated as of May 24, 2013, with VALERITAS, INC. (“Debtor”) pursuant to which Lenders have been granted, with certain exceptions, a security interest in all of Debtor’s personal property, including, but not limited to, inventory, equipment and trade fixtures (hereinafter “Personal Property”); and

WHEREAS, THE TAMING OF THE SHREWSBURY, LLC, O’NEILL PARTNERS, LLC, and CHANSKI, LLC as tenants in common (collectively, the “Landlord”) are the owners of the real property located at 800 Boston Turnpike, Shrewsbury, Massachusetts (the “Premises”); and

WHEREAS, Landlord has entered into that certain Lease Agreement dated December 22, 2007 with Debtor, as tenant (collectively, the “Lease”); and

WHEREAS, certain of the Personal Property has or may become affixed to or be located on, wholly or in part, the Premises.

NOW, THEREFORE, in consideration of any loans or other financial accommodation extended by Lenders to Debtor at any time, and other good and valuable consideration, the parties agree as follows:

(a) Landlord subordinates to Lenders all rights of security interest or other interest Landlord may now or hereafter have in any of the Personal Property whether for rent or otherwise while Debtor is indebted to Lenders;

(b) That the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property;

(c) That Collateral Agent or its representatives may enter upon the Premises during normal business hours, and upon not less than 24-hours advance notice, to inspect the Personal Property;

(d) That Collateral Agent, at its option, upon written notice delivered to Landlord not less than ten (10) business days in advance, may enter the Premises during normal business hours for the purpose of repossessing, removing or otherwise dealing with said Personal Property; provided that neither Collateral Agent nor Lenders shall be permitted to operate the business of Debtor on the Premises or sell, auction or otherwise dispose of any Personal Property at the Premises or advertise any of the foregoing; and such license shall continue, subject to paragraph (g) below, from the date Collateral Agent enters the Premises for as long as Collateral Agent reasonably deems necessary but not to exceed a period of ten (10) days. During the period Collateral Agent occupies the Premises, it shall pay to Landlord the Rent and Additional Rent provided under the Lease relating to the Premises, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Debtor;

(e) Collateral Agent shall pay to Landlord any costs for damage to the Premises or the building in which the Premises is located in removing or otherwise dealing with said Personal Property and shall indemnify and hold harmless Landlord from and against (i) all claims, disputes and expenses, including reasonable attorneys’ fees, suffered or incurred by Landlord arising from Collateral Agent’s exercise of any of its rights hereunder, and (ii) any injury to third persons, caused by actions of Collateral Agent pursuant to this consent;

(f) Landlord agrees to give notice to Collateral Agent in writing by certified mail or facsimile of Landlord’s intent to exercise its remedies in response to any default by Debtor of any of the provisions of the Lease, to:

Capital Royalty Partners II L.P.

1000 Main Street, Suite 2500

Houston, TX 77002

Attention: General Counsel

Fax: 713.209.7351

(g) If Landlord acquires possession of the Premises after a default by Debtor, it may require that the Personal Property be removed by Collateral Agent within sixty (60) days following written notice in accordance with paragraph (f) above.

(h) If Collateral Agent fails to exercise its right to remove the Personal Property strictly in accordance with the requirements and conditions of this consent, Landlord may proceed with any remedies available to it by reason of Debtor’s default under the Lease and may remove all Personal Property from the Premises and dispose of same, without regard to this consent or Collateral Agent’s security interest in the Personal Property.

(i) Landlord shall have no obligation to preserve or protect the Personal Property or take any action in connection therewith, and Lenders waive all claims they may now or hereafter have against Landlord in connection with the Personal Property.

(j) Upon payment and performance of all indebtedness secured by the Personal Property to Lenders, Lenders shall, upon Landlord’s or Debtor’s request, execute and/or file any release or termination statement reasonably necessary to evidence Lenders’ release of the subordination herein provided by it. In no event shall this consent remain in force or effect after the date that the Lease is terminated or expires.

(k) Nothing contained herein shall be construed to amend the Lease, and the Lease remains unchanged and in full force and effect.

This consent shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

This consent may not be changed or terminated orally and is binding upon and shall inure to the benefit of Landlord, Collateral Agent, Lenders and Debtor and the heirs, personal representatives, successors and assigns of Landlord, Collateral Agent, Lenders and Debtor.

[Signature Page follows]

Dated this day of , 2013.

LANDLORD:

THE TAMING OF THE SHREWSBURY, LLC

By:
Name:
Title:

O’NEILL PARTNERS, LLC

By:
Name:
Title:

CHANSKI, LLC

By:
Name:
Title:

[Signature Page to Landlord Consent]

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

[Signature Page to Landlord Consent]

DEBTOR:

VALERITAS, INC.

By:
Name:	James Dentzer
Title:	Chief Financial Officer

[Signature Page to Landlord Consent]

Exhibit H

to Term Loan Agreement

FORM OF SUBORDINATION AGREEMENT

Exhibit H-1

EXECUTION VERSION

SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Second Amended and Restated Subordination Agreement (this “Agreement”) is made as of May 3, 2016, among Capital Royalty Partners II L.P., a Delaware limited partnership (“CRII”), Capital Royalty Partners II – Parallel Fund “A” L.P., a Delaware limited partnership (“CRII Parallel”), Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership (“Parallel Investment”), Capital Royalty Partners II (Cayman) L.P., a Cayman Islands exempted limited partnership (“Cayman”) and Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., a Cayman Islands exempted limited partnership (“Parallel B” and, collectively with CRII, CRII Parallel, Parallel Investment and Cayman, and their successors and assigns, the “Lenders”), and WCAS Capital Partners IV, L.P., a Delaware limited partnership (“WCAS”).

Recitals

A.	Valeritas, Inc., a Delaware corporation (“Borrower”), has issued in favor of WCAS the Subordinated Note (as defined below).

B.	Lenders and Borrower have entered into the Senior Term Loan Agreement (as defined below) and the Senior Term Loan Security Agreement (as defined below) to grant a security interest in the Collateral (as defined below) in favor of Lenders as security for the payment of Borrower’s obligations under the Senior Term Loan Agreement.

C.	To induce Lenders to make and maintain the credit extensions to Borrower under the Senior Term Loan Agreement, on May 24, 2013, WCAS and Lenders entered into a Subordination Agreement (the “Subordination Agreement”) to (i) subordinate in right and time of payment, the Subordinated Debt (as defined below) to payment in full of the Senior Debt (as defined below) on the terms and conditions set forth therein and (ii) prohibit WCAS from obtaining any security interests in the Collateral to secure the Subordinated Debt.

D.	Lenders and Borrower are entering into the second amendment and restatement of the Senior Term Loan Agreement on the date hereof. To induce Lenders to enter into such second amendment and restatement of the Senior Term Loan Agreement, WCAS agrees to amend and restate the Subordination Agreement as set forth below.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. As used herein, the following terms have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Collateral” means “Collateral” as defined in the Senior Term Loan Security Agreement.

“Enforcement Action” means, with respect to any indebtedness or obligation (contingent or otherwise) or Collateral at any time held by any Lender or holder of the Subordinated Note: commencing by judicial or non-judicial means the enforcement with respect to such indebtedness, obligation or Collateral of any of the default remedies under any of the applicable agreements or documents of such Lender or holder, the UCC or other applicable law (other than the mere issuance of a notice of default and the right by the holder of the Subordinated Note to seek specific performance with respect to any covenants in favor of the holder thereunder); repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising account debtor or obligor notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; or appropriating, setting off or applying to such Lender or holder’s claim any part or all of such Collateral or other property in the possession of, or coming into the possession of, such Lender or holder or its agent, trustee or bailee.

“Insolvency Event” means that Borrower and/or any of its subsidiaries shall have applied for, consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property, or made a general assignment for the benefit of creditors and, in the absence of such application, consented or acquiesced, permitted or suffer to exist the appointment of a trustee, receiver or other custodian for it or for a substantial part of its property, and such trustee, receiver or other custodian shall not have been discharged within sixty days; or permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of it, and if any such case or proceeding was not commenced by it, such case or proceeding shall have been consented to or acquiesced in by it or shall have resulted in the entry of an order for relief or shall have remained for sixty (60) days undismissed.

“Management Incentive Fee Payments” means cash payments approved by the Borrower’s board of directors on April 23, 2015, which payments are to be paid to Borrower’s management as part of an incentive fee program.

“Permitted Subordinated Debt Payment” means any payment or distribution in respect of the Subordinated Debt which consists solely of (i) conversion into the Borrower’s Series AB preferred stock of all interest and fees accrued on the Subordinated Debt outstanding as of April 29, 2016, and (ii) non-cash PIK Interest (as defined in the Subordinated Note on May 24, 2013).

“Person” means “Person” as defined in the Senior Term Loan Agreement.

“Required Lenders” means, as of the date of any determination, Lenders having more than 50% of the sum of the (a) outstanding principal amount of Loans (as defined in the Senior Term Loan Agreement) and (b) aggregate unused Commitments (as defined in the Senior Term Loan Agreement).

“Senior Debt” means the Obligations (as defined in the Senior Term Loan Agreement).

“Senior Discharge Date” has the meaning set forth in Section 2.

“Senior Term Loan Agreement” means that certain Term Loan Agreement, dated as of May 24, 2013 between Borrower and the Lenders, as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

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“Senior Term Loan Documents” means, collectively, the Loan Documents (as defined in the Senior Term Loan Agreement), in each case as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Senior Term Loan Security Agreement” means that certain Security Agreement, dated as of May 24, 2013, between Borrower and the Secured Parties (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Subordinated Debt” means and includes all obligations, liabilities and indebtedness of Borrower owed to WCAS under the Subordinated Debt Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Subordinated Debt Documents, including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations, in each case to the extent payable under the Subordinated Debt Documents.

“Subordinated Debt Documents” means, collectively, the Subordinated Note and any other loan document or agreement entered into by Borrower in connection with the Subordinated Note, as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Subordinated Note” means the Note issued by Borrower to WCAS, dated September 8, 2011, as amended by that certain Amendment No. 1 to Note, dated as of May 24, 2013, as such note is amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Subsidiary Guarantor” means any subsidiary guarantor party to the Senior Term Loan Agreement.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

2. Payment Subordination. Notwithstanding the terms of the Subordinated Debt Documents, until all of the Senior Debt is indefeasibly paid in full (other than contingent indemnification obligations and the Warrant Obligations (as defined in the Senior Term Loan Agreement)) and all commitments of Lenders under the Senior Term Loan Documents have been terminated (such date, the “Senior Discharge Date”), (a) all payments and distributions of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt are (i) subordinated in right and time of payment to all payments in respect of the Management Incentive Fee Payments and (ii) except with respect to Permitted Subordinated Debt Payments, subordinated in right and time of payment to all payments in respect of the Senior Debt, and (b)

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WCAS will not demand, sue for or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, whether by payment, prepayment, distribution, setoff, or otherwise, or accelerate the Subordinated Debt, except as permitted pursuant to this Agreement.

3. Subordination of Remedies. Until the Senior Discharge Date, WCAS will not accelerate the maturity of all or any portion of the Subordinated Debt, exercise any remedy with respect to the Collateral, or take any other Enforcement Action with respect to the Subordinated Debt.

4. Insolvency Proceedings. These provisions remain in full force and effect until the Senior Discharge Date, despite an Insolvency Event. In furtherance thereof:

a)	All payments and distributions of any kind, whether in cash, property or securities, in respect of the Subordinated Debt to which WCAS would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Lender and applied in payment of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized;

b)	Notwithstanding the foregoing, if any payment or distribution of any kind, whether in cash, property or securities, shall be received by WCAS on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by WCAS in trust for, and shall be promptly paid over to, Lenders and applied in payment of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized;

c)	The immediately preceding subsections (a) and (b) shall be enforceable even if Lenders’ liens on the Collateral are declared fraudulent, preferential or otherwise avoided, set aside, recharacterized or equitably subordinated;

d)	WCAS will not, and hereby waives any right to bring, join in, or otherwise support any action to (i) contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Debt, any of the Senior Term Loan Documents or any security interests and/or liens of Lenders on or in any property or assets of Borrower or any Subsidiary Guarantor with respect to the Senior Debt, including without limitation, the Collateral; (ii) request or require the marshaling of any assets of Borrower or any Subsidiary Guarantor with respect to the Senior Debt; (iii) provide a priming debtor-in-possession facility to the Borrower or any Subsidiary Guarantor without the consent, in their sole discretion, of the Required Lenders; or (iv) exercise any rights against the Lenders or the Collateral under Section 506(c) of the Bankruptcy Code;

e)

WCAS will not, and hereby waives any right to object to, join in, or otherwise support any objection with respect to, (i) any request or motion of the Required Lenders seeking the modification, lifting or vacating of the automatic stay with respect to the Collateral or seeking adequate protection of Lenders’ interests in the Collateral or with respect to the Senior Debt; (ii) any debtor-in-possession financing or use of cash collateral arrangement if the Required Lenders, in their sole discretion, consent to such debtor-in-possession financing or cash collateral arrangement; (iii) any sale of the Collateral or substantially

4

all of the assets of the Borrower and/or any Subsidiary Guarantor under Section 363 of the Bankruptcy Code if the Required Lenders, in their sole discretion, consent to such sale; (vii) Lenders’ right to make an election under Section 1111(b) of the Bankruptcy Code; (viii) Lenders’ right to credit bid any or all of its debt claims against the Borrower or any Subsidiary Guarantor, including, without limitation, the Senior Debt; or (ix) any plan of reorganization or liquidation if the Required Lenders, in their sole discretion, consent to such plan of reorganization or liquidation, and, in furtherance thereof, WCAS hereby grants to the Lenders the right to vote WCAS’s claim on account of the Subordinated Debt with respect to any plan of reorganization or liquidation to which WCAS may be entitled in any bankruptcy or liquidation proceeding of the Borrower and/or any Subsidiary Guarantor.

5. Distributions of Proceeds of Collateral. All realizations upon any Collateral pursuant to an Enforcement Action, an Insolvency Event or otherwise shall be paid or delivered to Lenders and applied first to the Senior Debt until the Senior Debt is indefeasibly paid in full before any payment may be made to WCAS.

6. Attorney-In-Fact. Until the Senior Discharge Date, WCAS irrevocably appoints the Control Agent as its attorney-in-fact, with power of attorney with power of substitution, in WCAS’s name or in Lenders’ name, for Lenders’ use and benefit, to do the following during an Insolvency Event:

a)	file appropriate claims in respect of the Subordinated Debt on behalf of WCAS if WCAS does not do so at least 30 days before the time to file claims expires (provided that the Lenders shall use good faith diligent efforts promptly to give WCAS copies of such claims or notice of such action, as the case may be, but failure by Lenders to do so shall not impair the rights of the Lenders under this Agreement or otherwise result in the imposition of any liability on the Lenders hereunder) if Lenders elect, in their sole discretion, to file such claim or claims and (b) vote WCAS’s claim on account of the Subordinated Debt with respect to any plan of reorganization or liquidation to which WCAS may be entitled in any bankruptcy or liquidation proceeding of the Borrower and/or any Subsidiary Guarantor;

Such power of attorney is irrevocable and coupled with an interest.

7. Legend; Amendment of Debt.

(a) WCAS will cause Borrower to immediately put a legend on or otherwise indicate on the Subordinated Note that the Subordinated Note is subject to this Agreement.

(b) Until the Senior Discharge Date, WCAS shall not, without prior written consent of the Required Lenders, agree to any amendment, modification or supplement to the Subordinated Debt Documents, if the effect of such amendment, modification or supplement is to: (i) terminate or impair the subordination of the Subordinated Debt in favor of the Lenders, (ii) increase the interest rate in respect of the Subordinated Debt or change (to earlier dates) the dates upon which principal, interest and other sums are due under the Subordinated Note; (iii) alter the redemption, prepayment or subordination provisions of the Subordinated Note in a

5

manner that individually or in the aggregate would be adverse to Borrower of the Subordinated Debt or Lenders; (iv) impose on Borrower any new or additional prepayment charges, premiums, reimbursement obligations, reimbursable costs or expenses, fees or other payment obligations; (v) alter the representations, warranties, covenants, events of default, remedies and other provisions in a manner which would make such provisions materially more onerous, restrictive or burdensome to Borrower; (vi) grant a lien or security interest in favor of any holder of the Subordinated Debt on any asset or Collateral to secure all or any portion of the Subordinated Debt, or (vii) otherwise increase the obligations, liabilities and indebtedness in respect of the Subordinated Debt or confer additional rights upon WCAS, which individually or in the aggregate would be materially adverse to Borrower or Lenders, provided, however, that WCAS shall be permitted to amend or modify the Subordinated Debt Documents to modify or add covenants or defaults to the extent the corresponding provisions of the Senior Term Loan Documents have been added, amended or modified.

(c) Until the Senior Discharge Date, Lenders may take such action with respect to the Senior Debt as Lenders, in their sole discretion, may deem appropriate, provided, however, that unless and until the Subordinated Note is paid in full in cash, Lenders may not, without prior written consent of WCAS, agree to any amendment, modification or supplement to the Senior Term Loan Documents, if the effect of such amendment, modification or supplement is to: (i) increase the maximum principal amount of the Senior Debt other than (a) in a principal amount not to exceed $20,000,000 (which, for the avoidance of doubt, may be provided under a second lien term loan agreement) and (b) as such principal amount of Senior Debt may be increased by the accrual of PIK interest; (ii) increase the interest rates applied to the unpaid principal balance of the Senior Debt; or (iii) impose any restrictions on the making of payments with respect to the Subordinated Debt that do not already exist in the Senior Term Loan Documents as in effect on the date hereof. No action or inaction will impair or otherwise affect Lenders’ rights under this Agreement. For the further avoidance of doubt, notwithstanding anything to the contrary set forth herein, Lenders shall not require the consent of WCAS to impose default interest on the Senior Debt under the terms of the Senior Term Loan Documents.

8. WCAS Acknowledgement of Lien Subordination. WCAS acknowledges and agrees that the Lenders have been granted liens upon the Collateral, and WCAS hereby consents thereto and to the incurrence of the Senior Debt. WCAS represents and warrants to the Lenders that as at the date of this Agreement, the Subordinated Debt is unsecured. WCAS agrees that it shall not obtain a lien or security interest on any asset or Collateral to secure all or any portion of the Subordinated Debt; provided further that should WCAS obtain a lien or security interest on any asset or Collateral to secure all or any portion of the Subordinated Debt for any reason, notwithstanding the respective dates of attachment and perfection of the security interests in the Collateral in favor of the Lenders or WCAS, or any contrary provision of the UCC, or any applicable law or decision to the contrary, or the provisions of the Senior Term Loan Documents or the Subordinated Debt Documents, and irrespective of whether WCAS or the Lenders hold possession of any or all part of the Collateral, all now existing or hereafter arising security interests in the Collateral in favor of WCAS in respect of the Subordinated Debt Documents shall at all times be subordinate to the security interest in such Collateral in favor of the Lenders in respect of the Senior Term Loan Documents. Additionally, WCAS shall not accept or take any guaranty of the Subordinated Debt.

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Until the Senior Discharge Date, in the event of any private or public sale or other disposition of all or any portion of the Collateral, WCAS agrees that such Collateral shall be sold or otherwise disposed of free and clear of any liens in favor of WCAS in respect of the Subordinated Debt Documents. WCAS agrees that any such sale or disposition of Collateral shall not require any consent from WCAS, and WCAS hereby waives any right it may have to object to such sale or disposition.

9. Representations and Warranties. Each party hereto represents and warrants to each other party hereto that:

(a) all action on the part of such party, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such party hereunder has been taken;

(b) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms;

(c) the execution, delivery and performance of and compliance with this Agreement by such party will not (i) result in any material violation or default of any term of any of such party’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.

10. Term; Reinstatement. This Agreement shall remain effective until the Senior Discharge Date. If, after the Senior Discharge Date, Lenders must disgorge any payments made on the Senior Debt for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though such payments had not been made, and WCAS will immediately pay Lenders all payments received in respect of the Subordinated Debt to the extent such payments or retention thereof would have been prohibited under this Agreement.

11. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Lender and WCAS and in each case their respective successors or assigns. WCAS shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any related document or any interest in any Collateral therefor unless prior to the consummation of any such action, the transferee thereto shall execute and deliver to Lenders an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of the Subordinated Debt, any interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to WCAS and for the continued effectiveness of all of the other rights of Lenders arising under this Agreement, in each case in form satisfactory to Lenders.

12. Further Assurances. WCAS hereby agrees to execute such documents and/or take such further action as Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter.

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13. Reliance. For the avoidance of doubt, in connection with any payment or distribution by WCAS to any Lender, WCAS shall be entitled to rely for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness or obligations of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement and for purposes of determining whether the provisions of this Agreement have been fully effectuated and carried out, and the rights and obligations of the parties hereto given effect, (i) upon any order, judgment or decree of a court of competent jurisdiction in which (x) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Borrower or its property is pending or (y) any other proceeding to which the Lenders have been properly joined as parties is pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to WCAS or (iii) upon any trustee, agent or other representative for the holder of the applicable Senior Debt. In the event that WCAS determines, in good faith (and with a reasonable basis for so concluding), that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Agreement, WCAS may request such Person to furnish reasonable evidence as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Agreement, and, if such evidence is not furnished, WCAS may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed counterparts may be delivered by facsimile.

15. Governing Law; Waiver of Jury Trial.

(a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16. Entire Agreement; Waivers and Amendments. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Lenders and WCAS are not relying on any representations by the other creditor party or Borrower in entering into this Agreement. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and WCAS. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any Lender or WCAS in the exercise of any power, right, remedy

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or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

17. Legal Fees. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable, invoiced and out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in such action.

18. Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.

20. Loan Document. Notwithstanding anything to the contrary in the Senior Term Loan Agreement, the parties agree that this Agreement shall be a “Loan Document” under the Senior Term Loan Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WCAS:

WCAS CAPITAL PARTNERS IV, L.P.

By WCAS CP IV Associates LLC, its General Partner

By
Name:
Title:

Address for Notices:

Attn:
Tel:
Fax:

[Signature Page to Second Amended and Restated Subordination Agreement]

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Subordination Agreement]

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:
Name:

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By
	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:
Name:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn: General Counsel
Tel: 713.209.7350
Fax: 713.209.7351

[Signature Page to Second Amended and Restated Subordination Agreement]

Acknowledged and Agreed to:

BORROWER:

VALERITAS, INC.

By
Name:
Title:

Address for Notices:
750 Route 202 South, Suite 100
Attn: Chief Financial Officer
Bridgewater, NJ 08807
Tel: 908.927.9920
Fax: 908.927.9927

[Signature Page to Second Amended and Restated Subordination Agreement]